                                                                   EXHIBIT 10.29

                           ========================
                           SHARE PURCHASE AGREEMENT
                           ========================

                                     AMONG:

                             SHEMIRAN HOLDINGS INC.

                                    - and -

                                 A. TINO ALAVIE

                                    - and -

                                ROBERT MAASKANT

                                    - and -

                              LUNDY TECHNOLOGY CO.

                                    - and -

                              E-TEK DYNAMICS, INC.

                                    - and -

                          ELECTROPHOTONICS CORPORATION


                                  May 26, 1999

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1 INTERPRETATION.......................................................  3

   1.1  Definitions............................................................  3
   1.2  Gender and Number......................................................  9
   1.3  Currency...............................................................  9
   1.4  Accounting Principles..................................................  9
   1.5  Headings...............................................................  9
   1.6  Tax Definitions........................................................  9

ARTICLE 2 EXHIBITS & SCHEDULES................................................. 10

   2.1  Description of Exhibits................................................ 10
   2.2  Description of Schedules............................................... 10

ARTICLE 3 AGREEMENT OF PURCHASE AND SALE....................................... 11

   3.1  Offer to Purchase...................................................... 11
   3.2  Agreement of Vendors to Sell........................................... 12

ARTICLE 4 PAYMENT OF PURCHASE PRICE............................................ 12

   4.1  Payment of Purchase Price.............................................. 12
   4.2  Security for Deferred Consideration.................................... 12
   4.3  Shareholder Debt and Withholding Taxes................................. 12
   4.4  Pre-Closing Amalgamation............................................... 13

ARTICLE 5 EXCHANGE RIGHTS...................................................... 13

   5.1  Exchange............................................................... 13
   5.2  Funding of the Purchaser............................................... 13
   5.3  Reservation of Shares of E-TEK Common Stock............................ 15
   5.4  Notification of Certain Events......................................... 15
   5.5  Delivery of Shares of E-TEK Common Stock............................... 15
   5.6  Tender Offers.......................................................... 16
   5.7  E-TEK Not to Vote Class A Shares....................................... 16
   5.8  Qualification of Shares of E-TEK Common Stock.......................... 16
   5.9  Amendments, Modifications, etc......................................... 17
   5.10 Ministerial Amendments................................................. 17
   5.11 Survival............................................................... 18
   5.12 Changes in Capital of E-TEK and the Purchaser.......................... 18

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE VENDORS........................ 18

   6.1  Joint and Several Representations and Warranties of the Vendors........ 18
   6.2  Several Representations and Warranties of Vendors...................... 37
   6.3  Interpretation of Section 6.2.......................................... 40

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................... 40

   7.1  Representations and Warranties of the Purchaser........................ 40

ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF E-TEK.............................. 42

   8.1  Representations and Warranties of E-TEK................................ 42

ARTICLE 9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................... 45

   9.1  Survival of Representations and Warranties of the Vendors.............. 45
   9.2  Survival of Representations and Warranties of the Purchaser and E-TEK.. 45


ARTICLE 10 COVENANTS OF THE VENDORS............................................ 45

  10.1  Covenants of the Vendors............................................... 45

ARTICLE 11 COVENANTS OF THE PURCHASER AND E-TEK................................ 52

  11.1  Covenants of the Purchaser............................................. 52

ARTICLE 12 PURCHASER'S CONDITIONS OF CLOSING................................... 54

  12.1  Conditions for the Benefit of the Purchaser............................ 54
  12.2  Non-Fulfilment of Conditions etc. for the Benefit of the Purchaser..... 57

ARTICLE 13 VENDORS' CONDITIONS OF CLOSING...................................... 58

  13.1  Conditions for the Benefit of the Vendors.............................. 58
  13.2  Non-Fulfilment of Conditions etc. for the Benefit of the Vendors....... 60

ARTICLE 14 CLOSING ARRANGEMENTS................................................ 60

  14.1  Date, Time and Place of Closing........................................ 60
  14.2  Closing Arrangements................................................... 60

ARTICLE 15 INDEMNIFICATION..................................................... 61

  15.1  Indemnification by the Vendors......................................... 61
  15.2  Indemnification by the Purchaser and E-TEK............................. 62
  15.3  Procedure for Indemnification.......................................... 62
  15.4  Subsequent Recovery.................................................... 64
  15.5  Details of Claims...................................................... 65
  15.6  Mitigation............................................................. 65
  15.7  Selling Shareholders' Representatives.................................. 66

ARTICLE 16 MISCELLANEOUS....................................................... 66

  16.1  Further Assurances..................................................... 66
  16.2  Announcements.......................................................... 66
  16.3  Notices................................................................ 66
  16.4  Time of the Essence.................................................... 68
  16.5  Costs and Expenses..................................................... 68
  16.6  Applicable Law......................................................... 68
  16.7  Entire Agreement....................................................... 68
  16.8  Effect of Closing...................................................... 69
  16.9  Counterparts and Facsimile............................................. 69
  16.10 Assignment............................................................. 69
  16.11 Parties in Interest.................................................... 69
  16.12 Third Parties.......................................................... 69
  16.13 English Language....................................................... 69
  16.14 Facsimile Signature.................................................... 70

     THIS AGREEMENT dated as of the 26th day of May, 1999

AMONG:
                        SHEMIRAN HOLDINGS INC., a corporation incorporated under the laws of Ontario

                        (hereinafter called "Shemiran")

                                                               OF THE FIRST PART

                        - and -

                        A. TINO ALAVIE, of Richmond Hill, in the Province of Ontario

                        (hereinafter called "Dr. Alavie")

                                                              OF THE SECOND PART
                        - and -

                        ROBERT MAASKANT, of King City, in the Province of
                        Ontario

                        (hereinafter called "Dr. Maaskant")

                                                               OF THE THIRD PART

                        (Shemiran, Dr. Alavie and Dr. Maaskant are hereinafter collectively referred to as the "Vendors")

                        - and -

                        LUNDY TECHNOLOGY CO., an unlimited company formed under the laws of the Province of Nova Scotia

                        (hereinafter called the "Purchaser")

                                                              OF THE FOURTH PART
                        - and -

                        E-TEK DYNAMICS, INC., a corporation incorporated under the laws of the State of Delaware

                        (hereinafter called "E-TEK")

                                                               OF THE FIFTH PART
                        - and -

                        ELECTROPHOTONICS CORPORATION., a corporation incorporated under the laws of the Province of Ontario

                        (hereinafter called the "Corporation")

                                                               OF THE SIXTH PART

     WHEREAS the Vendors are the registered and beneficial owners of certain of the issued and outstanding common shares and options to purchase shares in the capital of the Corporation;

     AND WHEREAS the Purchaser wishes to purchase from the Vendors and the Vendors wish to sell to the Purchaser the Purchased Shares (as defined herein);

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants, agreements, representations, warranties, indemnities, and payments hereinafter set forth, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party) the parties hereto agree as follows:

                                   Article 1
                                   ---------
                                INTERPRETATION
                                --------------

1.1  Definitions
     -----------

     Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

     1.1.1 "Affiliate" has the meaning set out in the Business Corporations Act (Ontario) as in effect on the date hereof.

     1.1.2 "Agreement" means this agreement and all the Exhibits and Schedules attached hereto.

     1.1.3 "Articles of Incorporation" means the Certificate and Articles of Incorporation of the Corporation dated August 9, 1993 and the Certificate and Articles of Amendment dated September 26, 1997.

     1.1.4 "Financial Statements" means the financial statements of the Corporation as at the Financial Year End consisting of the balance sheet of the Corporation as at the

            Financial Year End and the accompanying statements of operations, retained earnings, income statement and changes in financial position for the 12 month period then ended.

     1.1.5 "Business" means the business currently carried on by the Corporation which consists of the design, development and manufacture of fibre optic devices, components and instruments for telecommunications and sensing applications.

     1.1.6 "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Toronto are not open for business during normal banking hours.

     1.1.7  "Cdn$" means Canadian dollars.

     1.1.8  "Claim" has the meaning set out in Section 15.3.

     1.1.9 "Class A Shares" means Class A shares without nominal or par value in the capital of the Purchaser;

     1.1.10 "Closing" means the completion of the transactions herein contemplated, including the sale to and purchase by the Purchaser of the Purchased Shares hereunder as herein contemplated.

     1.1.11 "Closing Date" means June 10, 1999 or such earlier or later date as may be agreed upon by both parties in writing.

     1.1.12 "Common Shares" means common shares without par value in the capital of the Corporation;

     1.1.13 "Debt Instrument" means any bond, debenture, promissory note or other instrument evidencing indebtedness for borrowed money.

     1.1.14 "Deferred Consideration" means that portion of the cash consideration payable for the purchase of Common Shares that is not due until a date subsequent to the Closing Date.

     1.1.15 "Employee Benefits" means:

            (i) salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit-sharing plans and other similar benefits, plans or arrangements;

            (ii) insurance, health, welfare, drug, disability, pension, retirement, travel, hospitalization, medical, dental, legal, counselling, eye care and other similar benefits, plans or arrangements; and

            (iii) agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors.

     1.1.16 "Employee Shareholders" means those shareholders who are employees of the Corporation, other than the Vendors.

     1.1.17 "Encumbrance" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement, option, right of pre-emption, privilege, obligation to assign, license or sub-license Intellectual and Industrial Property Rights or other encumbrance.

     1.1.18 "Escrow Agent" means the Escrow Agent appointed under the Escrow Agreement, who shall be jointly selected by the Vendors and the Purchaser.

     1.1.19 "Escrow Agreement" means the escrow agreement, substantially in the form attached as Exhibit A, made among the Vendors, the Purchaser and the Escrow Agent and to which the offerees who accept the Offer agree to be bound.

     1.1.20 "Escrow Funds" means $4,300,000 deposited in escrow with the Escrow Agent in accordance with this Agreement and the Offers and the Escrow Agreement, as such amount may be increased by income earned thereon from time to time, and reduced by the amount of all charges which the Escrow Agent from time to time may pay out of amounts held in escrow, in each case in accordance with the terms of the Escrow Agreement, this Agreement and the Offers.

     1.1.21 "E-TEK Common Stock" means shares of Common Stock of E-TEK.

     1.1.22 "E-TEK Indemnity Agreement" means the indemnity agreement, substantially in the form attached as Exhibit I, to be granted by E-TEK in favour of the Selling Shareholders.

     1.1.23 "Financial Year End" means July 31, 1998.

     1.1.24 "Government Authority" means any international, national, state, federal, provincial, county, municipal, district or local government body, or any public administrative or regulatory agency, political subdivision, commission, board or body, or representative of any of the foregoing, foreign or domestic, established by any such government or government body;

     1.1.25 "Guarantee" means any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

     1.1.26 "Institutional Shareholders" means those shareholders who are not Employee Shareholders or Vendors.

     1.1.27 "Intellectual and Industrial Property Rights" means:

            (i) all trade-marks (including logos), trade names, service marks and brand names and all applications therefor;

            (ii) all patents (including divisions, reissues, renewals and extensions) and all applications therefor;

            (iii) all copyrights, industrial designs and other industrial property rights and all applications therefor;

            (iv) all know-how, trade secrets and any licensed property or technology used in carrying on the business of the Corporation; and

            (v) all unrecorded assets such as custom-written source code and executable object code;

            both domestic and foreign and whether or not registered.

     1.1.28 "Interested Person" means any present or former officer, director, shareholder, employee, consultant or advisor of or to the Corporation or any Person with which the Corporation or any of the foregoing does not deal at arm's length within the meaning of the Income Tax Act (Canada).

     1.1.29 "Interim Financial Statements" means the financial statements of the Corporation as at January 31, 1999 consisting of the balance sheet of the Corporation as at January 31, 1999 and the accompanying statement of income and deficit and statement of changes in financial position for the period between the Financial Year End and January 31, 1999.

     1.1.30 "Key Employees" means Tino Alavie, Robert Maaskant, Myo Ohn, Ming Gang Xu, Frank Say and Alex Grgorinic.

     1.1.31 "knowledge of the Vendors" means, other than with respect to Section 6.1.36, the knowledge of the Vendors after having made such reasonable enquiries of the records of the Corporation and the Director of Finance and Administration of the Corporation, a management employee who is reasonably likely to have knowledge of relevant matters as are necessary to obtain informed knowledge.

     1.1.32 "Leased Property" means all the right, title and interest of the Corporation in and to the subject matter (whether realty or personality) of the Leases.

     1.1.33 "Leases" means the real or personal property leases or other rights of occupancy relating to real property which the Corporation is a party to or bound by or subject to, including, without limitation, those set forth and described in the Disclosure Schedule.

     1.1.34 "Legal Proceeding" means any litigation, action, suit, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same.

     1.1.35 "material" means, in the context of the Corporation, any event or occurrence which has or could have a financial impact on the Corporation exceeding Cdn $25,000.

     1.1.36 "New Options" means the options to be issued by E-TEK pursuant to
            Section 3.3 hereof;

     1.1.37 "Note" means the form of promissory note attached as Exhibit J to be issued by the Purchaser to each of the Selling Shareholders in the aggregate principal amount of the Deferred Consideration;

     1.1.38 "Offers" has the meaning ascribed thereto in Section 3.1;

     1.1.39 "Option" means a Vested Option or an Unvested Option;

     1.1.40 "Option Holder" means the holder of an Option;

     1.1.41 "ordinary course" when used in relation to the conduct by the Corporation of the Business, means any transaction which constitutes an ordinary day-to-day business activity, conducted in a commercially reasonable and businesslike manner, having no unusual or special features, and being such as a Person of similar nature and size and engaged in a similar business might reasonably be expected to carry out from time to time.

     1.1.42 "Person" means any individual, corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association and any Tribunal; and pronouns have a similar extended meaning.

     1.1.43 "Products" means the fibre optic devices, components and instruments for telecommunications and sensing applications.

     1.1.44 "Purchase Price" means the purchase price payable by the Purchaser to the Vendors for the Purchased Shares provided for in Article 4.

     1.1.45 "Purchased Shares" means all of the issued and outstanding Common Shares without par value in the capital of the Corporation owned by the Vendors and includes any shares of a successor corporation.

     1.1.46 "Registration Rights Agreement" means the registration rights agreement, substantially in the form attached hereto as Exhibit B, made among the Vendors, the offerees under the Offer who accept the Offer and E-TEK.

     1.1.47 "Selling Shareholders" means the Vendors, the Employee Shareholders and the Institutional Shareholders.

     1.1.48 "Selling Shareholders' Representatives" means those persons appointed as Selling Shareholders' Representatives under the Selling Shareholders' Representatives Agreement.

     1.1.49 "Selling Shareholders' Representatives Agreement" means the agreement to be made between the Selling Shareholders and the Selling Shareholders' Representatives substantially in the form attached hereto as Exhibit G.

     1.1.50 "Stock Option Plan" means the employee stock option plan of the Corporation dated September 26, 1997 providing for the issuance by the Corporation of options for the purchase of shares of the Corporation.

     1.1.51 "Subsidiary" has the meaning ascribed thereto in the Business Corporations Act (Ontario) as in effect on the date hereof.

     1.1.52 "Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the parties may agree as the time at which the Closing shall take place.

     1.1.53 "Tribunal" means:

            (i)   any court (including a court of equity);

            (ii) any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality;

            (iii) any securities commission, stock exchange or other regulatory or self-regulatory body;

            (iv) any board of trade, chamber of commerce or other business or professional organization or association;

            (v)   any arbitrator or arbitration tribunal; and

            (vi)  any other tribunal;

            whether domestic or foreign.

     1.1.54 "Unvested Option" means any option granted by the Corporation and outstanding on the Closing Date to purchase Common Shares, that is not exercisable by the holder thereof on or before the Closing Date and is listed and identified as such in Schedule 3.

     1.1.55 "Vendors" means collectively, the parties to this Agreement other than the Purchaser and the Corporation.

     1.1.56 "Vested Options" means any option granted by the Corporation and outstanding on the Closing Date to purchase Common Shares, that is exercisable by the holder thereof on or before the Closing Date and is listed and identified as such in Schedule 3.

1.2  Gender and Number
     -----------------

     In this Agreement words importing a specific gender include all genders and words importing the singular include the plural and vice versa.

1.3  Currency
     --------

     Unless otherwise indicated all dollar amounts referred to in this Agreement, including the symbol "$", refer to lawful money of the United States of America.

1.4  Accounting Principles
     ---------------------

     Wherever in this Agreement reference is made to generally accepted accounting principles such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor entity, applicable as at the date on which such principles are applied and applied in accordance with the generally accepted accounting principles from time to time approved by the Financial Accounting Standards Board, or any successor entity.

1.5  Headings
     --------

     The division of this Agreement into Articles and Sections and the use of a table of contents and headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.6  Tax Definitions
     ---------------

     Whenever used in this Agreement, the following words and phrases shall have the respective meanings ascribed to them as follows:

     1.6.1 "Income Tax Act (Canada)" means, collectively, the Income Tax Act, R.S.C. 1985, 5th Supplement, the Income Tax Application Rules, 1971, S.C. 1970-71-72 c. 63 and the Income Tax Regulations, as amended to date.

     1.6.2 "Tax Legislation" means, collectively, the Income Tax Act (Canada) and the corresponding statute law, case law, rules, regulations, interpretation bulletins and releases, orders and decrees of any other jurisdiction, domestic or foreign.

     1.6.3 "Taxes" means all taxes payable under any applicable Tax Legislation, including, without limitation, income taxes, excise taxes, sales taxes, goods and services taxes, value added taxes, transfer taxes, property taxes, capital taxes, import and customs duties and other governmental charges and assessments, and includes additions by way of penalties, interest, fines and other amounts with respect thereto.

     1.6.4 "Tax Returns" means all tax returns required to be filed under the provisions of any applicable Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under the provisions of any applicable Tax Legislation.

                                   Article 2
                                   ---------
                             Exhibits & Schedules
                             --------------------

2.1  Description of Exhibits
     -----------------------

     The following are the Exhibits attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

     Exhibit  A  -   Form of Escrow Agreement
     Exhibit  B  -   Form of Registration Rights Agreement
     Exhibit  C1 -   Form of Employment Agreement for Key Employees who are Vendors
     Exhibit  C2 -   Form of Employment Agreement for Key Employees who are not Vendors
     Exhibit  D1 -   Form of Release by Vendors
     Exhibit  D2 -   Form of Release in favour of Vendors
     Exhibit  E  -   Form of Legal Opinion of Vendors' and Corporation's Counsel
     Exhibit  F  -   Form of Legal Opinion of Purchaser's and E-TEK's Counsel
     Exhibit  G  -   Form of Selling Shareholders' Representatives Agreement
     Exhibit  H  -   Exchangeable Share Provisions
     Exhibit  I  -   Form of E-TEK Indemnity Agreement
     Exhibit  J  -   Form of Note to be delivered to Selling Shareholders


2.2  Description of Schedules

     The Disclosure Schedule and the following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

     Schedule  1 -   List of Shares Beneficially Owned by Vendors
     Schedule  2 -   List of Registered Shareholders
     Schedule  3 -   List of EPC Options and Summary of New Options


                                   Article 3
                                   ---------
                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------

3.1  Offer to Purchase
     ------------------

     Subject to the terms and conditions hereof, the Purchaser shall on or before June 1, 1999, or such other date agreed by the parties, offer to acquire all of the outstanding Common Shares of the Corporation together with all Common Shares issued prior to the Time of Closing upon the exercise of the Vested Options as set forth in Schedule 3 (collectively the Offer") in exchange, at the option of each of the Selling Shareholders, for:

     Option 1: Cdn. $22.42 cash per Common Share, together with a Note evidencing the Deferred Consideration in the principal amount equal to the product obtained by multiplying $4,300,000 by the fraction x/y, the payment of which will be deferred in accordance with the terms of the Escrow Agreement; or

     Option 2: 0.411 Class A Shares of the Purchaser per Common Share, together with a Note evidencing the Deferred Consideration in the principal amount equal to the product obtained by multiplying $4,300,000 by the fraction x/y, the payment of which will be deferred in accordance with the terms of the Escrow Agreement; or

     Option 3: a combination of Cdn. $22.42 cash per Common Share and 0.411
               Class A Shares of the Purchaser per Common Share, together with a Note evidencing the Deferred Consideration in the principal amount equal to the product obtained by multiplying $4,300,000 by the fraction x/y, the payment of which will be deferred in accordance with the terms of the Escrow Agreement; or

     Option 4: a combination of Cdn. $22.42 cash per Common Share (to a maximum of 5% of the aggregate consideration payable to such Selling Shareholder for his Common Shares) and 0.411 Class A Shares of the Purchaser per Common Share, together with a Note evidencing the Deferred Consideration in the principal amount equal to the product obtained by multiplying $4,300,000 by the fraction x/y, the payment of which will be deferred in accordance with the terms of the Escrow Agreement, provided that, for the purposes of the Offer and each of the options thereof:

x  - the number of Common Shares registered in the name of the Selling
     Shareholder selecting the option; and

y  - the aggregate number of issued and outstanding Common Shares.

     The Offer will be made only for Common Shares issued at the Time of Closing and will not be made for any options to purchase Common Shares which have not vested on or prior to Closing. Any holder of Vested Options who desires to accept the Offer should, to the extent permitted by the terms thereof, exercise the options and deposit Common Shares issued on the exercise of such Options under the Offer in accordance with one of the options set forth above.

     Selling Shareholders must select only one option with respect to all of the Common Shares held by such Selling Shareholder. A Selling Shareholder who does not properly indicate such Selling Shareholder's selection or who does not mark any box in the letter of transmittal accompanying the Offer will be deemed to have chosen option 2 for all such Common Shares deposited under the terms of the offer.

     If any fractional interest in a Class A Share would, except for the provisions of the Offer be deliverable upon the Common Shares being taken up and paid for in accordance with the option selected by a Selling Shareholder, the Purchaser shall adjust the fractional interest by paying to the holder of the Common Shares deposited pursuant to the Offer an amount based on a price per Class A share equal to Cdn$25.00 per share.

3.2  Agreement of Vendors to Sell
     ----------------------------

     Subject to the terms and conditions hereof, each of the Vendors unconditionally and irrevocably agrees to accept either Option 2 or Option 4 of the Offer by depositing all of the Common Shares held by such Vendor in the manner and at the time specified in this Agreement.


                                   ARTICLE 4
                                   ---------
                           PAYMENT OF PURCHASE PRICE
                           -------------------------

4.1  Payment of Purchase Price
     -------------------------

     At the Time of Closing, the Purchaser shall make the cash payments, issue the Class A Shares and deliver the Notes to the Selling Shareholders in accordance with the option selected by each Selling Shareholder pursuant to
Section 3.1 hereof.

4.2  Security for Deferred Consideration
     -----------------------------------

     As security for the payment of the Notes, the Purchaser shall deposit with the Escrow Agent pursuant to the Escrow Agreement a certified cheque, bank draft or wire transfer in an amount equal to $4,300,000 which shall constitute the initial Escrow Funds.

4.3  Shareholder Debt and Withholding Taxes
     --------------------------------------

     The first payment due to any Vendor pursuant to this Article 4 shall be net of any and all amounts owed to the Corporation by such Vendor. Any and all amounts payable to any Vendor hereunder shall be made net of any obligation of the Purchaser to withhold monies to be remitted to the appropriate Government Authority for any Tax.

4.4  Pre-Closing Amalgamation
     ------------------------

     The parties acknowledge that it is a condition of closing that prior to Closing the Corporation be continued under the laws of Nova Scotia and then amalgamate with a newly formed Nova Scotia unlimited liability company to form a Nova Scotia unlimited company to be named Electrophotonics Nova Scotia Company or such other name which is acceptable to the Vendors and the Purchaser (collectively, the "Pre-Closing Amalgamation"). E-TEK and the Purchaser shall provide all necessary assistance in connection with such actions and shall be responsible for all reasonable costs incurred in connection with the Pre-Closing Amalgamation and, if the transactions contemplated hereunder do not close, for all costs incurred in connection with continuing the Corporation back under the Business Corporations Act (Ontario). E-TEK shall also deliver to the Vendors prior to Closing an indemnity substantially in the form and content of the E-TEK Indemnity Agreement.

                                   ARTICLE 5
                                   ---------
                                EXCHANGE RIGHTS
                                ---------------

5.1  Exchange
     --------

     The terms and provisions of the Class A Shares shall provide that the Shareholders shall have the right to exchange Class A Shares of the Purchaser for shares of E-TEK Common Stock on the basis provided in Exhibit H (the "Exchangeable Share Provisions").

5.2  Funding of the Purchaser
     ------------------------

     So long as any Class A Shares are outstanding, E-TEK will:

         (a) cause the Purchaser to declare simultaneously with the declaration of any dividend on shares of E-TEK Common Stock an equivalent dividend on the Class A Shares and, when such dividend is paid on shares of E-TEK, cause the Purchaser to pay simultaneously therewith such equivalent dividend on the Class A Shares, in each case in accordance with the Exchangeable Share Provisions;

         (b) advise the Purchaser sufficiently in advance of the declaration by E-TEK of any dividend on shares of E-TEK Common Stock and take all such other actions as are necessary, in co-operation with the Purchaser, to ensure that the respective declaration date, record date and payment date for a dividend on the Class A Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on shares of E-TEK Common Stock;

         (c) provide or cause to be provided to the Purchaser, by any means which E-TEK deems appropriate from time to time, such assets, funds and other property as may be necessary in order that the Purchaser will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of all dividends on the Class A Shares in accordance with the Exchangeable Share Provisions;

     (d) take all such actions and do all such things as are necessary or desirable to enable and permit the Purchaser, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Class A Shares upon the liquidation, dissolution or winding-up of the Purchaser, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Purchaser, subject to the provisions of the Escrow Agreement, to cause to be delivered shares of E-TEK Common Stock to the holders of Class A Shares in accordance with the Exchangeable Share Provisions;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Purchaser, in accordance with the applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Amount and the Redemption Price, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit the Purchaser, subject to the provisions of the Escrow Agreement, to cause to be delivered shares of E-TEK Common Stock to the holders of Class A Shares upon the retraction or redemption of the Class A Shares in accordance with the Exchangeable Share Provisions;

     (f) not sell, assign, pledge or otherwise dispose of or relinquish ownership of any shares in the capital of the Purchaser with the effect that E-TEK would lose control (as this term is used in the Nova Scotia Companies Act (the "Act") of the Purchaser; and

     (g) not exercise its vote as a shareholder to initiate or approve the voluntary liquidation, dissolution or winding-up, amalgamation or capital reorganization of the Purchaser or sale of the Purchaser or substantially the whole of its undertaking nor take any action or omit to take any action that is designed to result in the liquidation, dissolution, winding-up, amalgamation or capital reorganization of the Purchaser or sale of the Purchaser or substantially the whole of its undertaking unless E-TEK, having regard to the interests of the holders of the Class A Shares, satisfied itself that the rights and privileges of the holders of the Class A Shares are maintained without material impairment or alteration as a result of such action or omission, provided however, that nothing herein shall prevent the Purchaser or E-TEK from taking such proceedings or actions (including proceedings under the Bankruptcy and Insolvency Act (Canada) or Companies Creditors Arrangement Act (Canada), or doing such things as they may, in good faith, determine as being necessary to protect their respective interests, assets or rights from claims or assertions of creditors or other third party claimants.

5.3  Reservation of Shares of E-TEK Common Stock.
     --------------------------------------------

     E-TEK hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of E-TEK Common Stock (or other shares or securities into which shares of E-TEK Common Stock may be reclassified or changed as contemplated in the Exchangeable Share Provisions) as is equal to the sum of (a) the number of Class A Shares issued and outstanding from time to time, (b) the number of Class A Shares outstanding from time to time, and (c) the number of shares of E-TEK Common Stock as are now and may hereinafter be required to enable and permit the Purchaser to meet its obligations hereunder and under the Exchangeable Share Provisions.

5.4  Notification of Certain Events.
     -------------------------------

     In order to assist E-TEK to comply with its obligations hereunder, the Purchaser will give E-TEK notice to each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors of the Purchaser to institute voluntary liquidation, dissolution, winding up or share capital reorganization proceedings with respect to the Purchaser or to effect any other distribution of the assets of the Purchaser among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

         (b) immediately, upon the earlier of receipt by the Purchaser of notice of the Purchaser otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Purchaser or to the effect any other distribution of the assets of the Purchaser among its shareholders for the purpose of winding up of its affairs;

         (c) immediately, upon a determination of the Board of Directors of the Purchaser to exercise its Redemption Right (as defined in the Exchangeable Share Provisions );

         (d) immediately, upon receipt by the Purchaser of a Retraction Request (as defined in the Exchangeable Share Provisions); and

         (e) as soon as practicable upon the issuance by the Purchaser of any Class A Shares or rights to acquire Class A Shares.

5.5  Delivery of Shares of E-TEK Common Stock.
     -----------------------------------------

     In furtherance of E-TEK's obligations under sections 5.4 and 5.5 hereof, upon notice from the Purchaser of any event which requires the Purchaser to cause to be delivered shares of E-TEK Common Stock to any holder of Class A Shares, E-TEK shall forthwith issue and deliver the requisite shares of E-TEK Common Stock (subject to the provisions of the Escrow

Agreement), to or to the order of the former holder of the surrendered Class A Shares, as the Purchaser shall direct. All such shares of E-TEK shall be duly issued as fully-paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance of each such share of E-TEK, the Purchaser shall issue to E-TEK or as E-TEK shall direct, such number of common shares of the Purchaser as is equal to the fair value of such shares of E-TEK Common Stock.

5.6  Tender Offers.
     --------------

     In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to E-TEK Common Stock (an "Offer") is proposed by E-TEK or is proposed to E-TEK or its shareholders and is recommended by the Board of Directors of E-TEK (the "Board"), or is otherwise effected or to be effected with the consent or approval of the Board, E-TEK will cause the Purchaser to immediately give the holders of the Class A Shares notice of the Offer and will expeditiously use its best efforts in good faith to endeavour to permit holders of Class A Shares to participate in such Offer to the same material extent as the holders of shares of E-TEK Common Stock. Without limiting the generality of the foregoing, E-TEK and the Board will expeditiously use their respective best efforts in good faith to endeavour to permit the holders of Class A Shares to participate in all such Offers without being required to retract Class A Shares as against the Purchaser (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and to the extent necessary to tender or deposit to the Offer). For greater certainty, if in the reasonable judgement of the Board such efforts would be detrimental to the interests of E-TEK or the holders of shares E-TEK Common Stock or the Offer, the Board shall not be required to take any further steps in the interests of the holders of the Class A Shares.

5.7  E-TEK Not to Vote Class A Shares.
     ---------------------------------

     E-TEK covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Class A Shares held by E-TEK and its affiliates as defined in the Act for the sole purpose of attending each meeting of the holders of Class A Shares in order to be counted as part of the quorum for each such meeting. E-TEK further covenants and agrees that it will not, and will cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Class A Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act or any successor or other corporate statute by which the Purchaser may in the future be governed with respect to any Class A Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Class A Shares.

5.8  Qualification of Shares of E-TEK Common Stock.
     ----------------------------------------------

     In connection with the issuance of any shares of E-TEK Common Stock (or other shares or securities into which share of E-TEK Common Stock may be reclassified or changed) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, E-TEK will use all reasonable commercial efforts to:

         (a) comply with the provisions of the Registration Rights Agreement of even date herewith between E-TEK and the holders of Class A Shares ("Holders");

         (b) cooperate in good faith with the Purchaser in obtaining exemption orders from the prospectus and registration requirements of al Canadian provincial securities laws, rules, regulations and policies in each province in which a Holder is resident which will permit such Holders to trade shares of E-TEK Common Stock so issued pursuant to the terms and conditions of such exemption orders; and

         (c) in good faith, expeditiously take all such actions and do all such things as are necessary or advisable to cause shares of E-TEK Common Stock (or other shares or securities into which shares of E-TEK Common Stock may be reclassified or changed) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions to be listed, quoted or posted for trading on all stock exchanged and quotation systems on which such shares are listed, quoted or posted for trading at such time.

5.9  Amendments, Modifications, etc.
     -------------------------------

     This Article 5 may not be amended or modified except by an agreement in writing executed by the Purchaser and E-TEK and approved by the Holders in the manner and under the conditions set out in the Exchangeable Share Provisions.

5.10 Ministerial Amendments.
     -----------------------

     Notwithstanding the provisions of Section 5.9 hereof, the Purchaser and E-TEK to this agreement may in writing, at any time and from time to time, without approval of the Holders, amend or modify this agreement for the purposes of:

         (a) adding to the covenants of either or both parties hereto for the protection of the Holders hereunder;

         (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to mattes or questions which, in the opinion of the Board of Directors of each of E-TEK and Purchaser, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such Boards of Directors shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

         (c) making such changes or corrections which, on the advice of counsel to the Purchaser and E-TEK, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, and the Board of Directors of each of the Purchaser and E-TEK shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

5.11 Survival.
     ---------

     This Article 5 shall continue in full force and effect until there are no Class A Shares held by a Holder other than by E-TEK or any of its affiliates or associates (as defined in the Act).

5.12 Changes in Capital of E-TEK and the Purchaser.
     ----------------------------------------------

     At all times after the occurrence of any event as a result of which either shares of E-TEK Common Stock or Class A Shares or both are in any way changed, this Article 5 shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which shares of E-TEK Common Stock or the Class A Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.


                                   ARTICLE 6
                                   ---------
                 REPRESENTATIONS AND WARRANTIES OF THE VENDORS
                 ---------------------------------------------

6.1  Joint and Several Representations and Warranties of the Vendors
     ---------------------------------------------------------------

     The Vendors hereby jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions herein contemplated:

     6.1.1  Incorporation and Organization of the Corporation
            -------------------------------------------------

            The Corporation is a corporation duly incorporated and subsisting under the laws of Ontario. No proceedings have been instituted or are pending for the dissolution or liquidation of the Corporation. True and complete copies of the Articles of Incorporation and by-laws of the Corporation have been provided to the Purchaser. No Articles of Amendment have been filed or authorized by the shareholders of the Corporation since September 26, 1997 and no by-laws have been enacted since August 9, 1993. The Corporation has the corporate power to enter into this Agreement and to perform its obligations thereunder.

     6.1.2  Authorization
            -------------

            This Agreement has and all the closing documents to be executed by the Corporation will be duly authorized, executed and delivered by the Corporation and is or will be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

     6.1.3  Qualification of the Corporation to do Business
            -----------------------------------------------

            The Corporation has the necessary corporate power, authority and capacity to own or lease its property and assets and to carry on the Business as now being conducted by it and is qualified to carry on the Business under the laws of the Provinces of Ontario, being the only jurisdiction in which the nature of the Business as carried on by the Corporation or the property or assets owned or leased by it makes such qualification necessary.

     6.1.4  Authorized Capital
            ------------------

            The authorized capital of the Corporation consists an unlimited number of common shares.

     6.1.5  Issued Shares and Options
            -------------------------

            Of the authorized capital of the Corporation, on the date hereof 2,331,374 common shares without par value (and no more), being all the issued and outstanding shares of the Corporation, have been duly and validly allotted and issued and are outstanding as fully paid and non-assessable shares and immediately prior to Closing 2,432,442 common shares without par value (and no more), being all the issued and outstanding shares of the Corporation at such time, will have been duly and validly allotted and will be issued and outstanding as fully paid and non-assessable shares. Schedule 2 sets forth a true and complete list of all outstanding common shares and the registered holders of all such shares. Schedule 3 sets forth a true and complete list of all Options, including the date of grant, the holder of the options, the exercise price therefore and the extent to which such Options have vested or become currently exercisable as of the date hereof and to the extent not so vested or exercisable, the schedule on which such Options will vest or become exercisable. As of the date hereof, options to purchase 223,746 Common Shares (and no more) are outstanding, 101,068 of which will have vested on or before Closing and 122,678 of which will not have vested on or before Closing. All options which will have vested on or before the Closing Date will have been duly exercised before Closing. Except as disclosed in the Disclosure Schedule, the certificates evidencing the Purchased Shares bear no restrictive legends and none of the Articles of Incorporation or by-laws of the Corporation or any shareholder agreement or unanimous shareholder agreement governing the affairs of the Corporation or the relationship, rights and duties of shareholders contains or provides for any restrictions or restrictive legends with respect to the Purchased Shares or any of them.

     6.1.6  Subsidiaries
            ------------

            Except as set forth in the Disclosure Schedule, the Corporation has no subsidiary and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares in the capital of any other corporation.

     6.1.7  Issue of Shares or Other Securities
            -----------------------------------

            Except as set forth in Schedule 3, no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including any convertible securities, warrants or convertible obligations of any nature, for the purchase, acquisition, subscription, allotment or issuance of any unissued shares or other securities of the Corporation.

     6.1.8  Financial Statements
            --------------------

            The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and present fairly:

                (i) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as at the Financial Year End; and

                (ii) the revenues, earnings and results of operations of the
                     Corporation for the 12 month period ended on the Financial Year End.

     6.1.9  Interim Statements
            ------------------

            The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and present fairly:

                (i) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as at January 31, 1999; and

                (ii) the revenues, earnings and results of operations of the
                     Corporation for the six month period ended on January 31, 1999,

            provided, however, that (i) the Interim Financial Statements do not contain all footnotes required under generally accepted accounting principles, and (ii) the Interim Financial Statements are subject to adjustments for taxes (including investment tax credits), accruals for bonuses, revenue cut-off, payables cut-off and review of accounts receivable; provided that the net effect of such adjustments would not be material to a purchaser contemplating the purchase of shares of the Corporation.

    6.1.10  Business Carried on in Ordinary Course
            --------------------------------------

            The Business has been carried on in the ordinary course since the Financial Year End and the Corporation has not, since the Financial Year End, sold or otherwise disposed of any of its property or assets. Since the Financial Year End:

            (i) there has been no change in the Business, operations, affairs, prospects or condition (financial or otherwise) of the Corporation, including any such change arising as a result of any legislative or regulatory change, revocation of any licence, registration, permit or right to do business or as a result of fire, explosion, accident, casualty, labour problem, flood, drought, riot, storm, act of God or otherwise, except for changes occurring in the ordinary course of business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the Business, operations, affairs, prospects or condition (financial or otherwise) of the Corporation;

            (ii) the Corporation has not waived, or has agreed or become bound to waive, any right of substantial value or entered into any commitment or transaction not in the ordinary course of business where such right, commitment or transaction is or would be material in relation to the Corporation, taken together, or to the Business; and

            (iii) except as set forth in the Disclosure Schedule, the
                  Corporation has not created, or has agreed or become bound to create, or has permitted the creation of, any Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due).

     6.1.11 Minute Books and Corporate Records
            ----------------------------------

            The minute and record books of the Corporation contain in all material respects complete and accurate minutes of all meetings of, and copies of all by-laws and resolutions passed by, the directors and shareholders of the Corporation since its incorporation; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of Debt Instruments and other corporate registers of the Corporation comply with the provisions of governing law and are complete and accurate in all material respects. Except as disclosed in the Disclosure Schedule, the Corporation is not a party to or bound by or subject to any shareholder agreement or unanimous shareholder agreement governing the affairs of the Corporation or the relationships, rights and duties of shareholders.

     6.1.12 Accuracy of Books and Records
            -----------------------------

            The books and records, accounting, financial and otherwise, of the Corporation fairly and correctly set out and disclose in all material respects the financial position of the Corporation as at the date hereof and all material financial transactions of the Corporation have been accurately recorded in such books and records on a consistent basis and in conformity with generally accepted accounting principles. Except as disclosed in the Disclosure Schedule, all records, systems, controls, data or information relating to the Corporation or to the Business (including any digital, electronic, mechanical, photographic or other technological process or device whether computerized or not) are in the full possession and control of and are owned exclusively by the Corporation.

     6.1.13 Guarantees
            ----------

            Except as set forth and described in the Disclosure Schedule, the Corporation is not a party to or bound by or subject to any Guarantee.

     6.1.14 Dividends
            ---------

            Since the Financial Year End, the Corporation has not declared or paid or has been deemed under the Income Tax Act (Canada) to have declared or paid any dividend or any other distribution (whether out of capital or surplus or otherwise) on any of its outstanding securities and has not redeemed, purchased or otherwise acquired any of its outstanding securities or agreed or become bound to do so.

     6.1.15 Interested Persons
            ------------------

            (a) Since the Financial Year End, no payment has been made or authorized by the Corporation to or for the benefit of any Interested Person except in the ordinary course of business and at the regular rate payable as Employee Benefits, rents, management and other fees, the reimbursement of expenses incurred on behalf of the Corporation or otherwise.

            (b) Except as set forth and described in the Disclosure Schedule, since the Financial Year End, the aggregate amount of Employee Benefits, rents, management and other fees, reimbursement of expenses incurred on behalf of the Corporation or other payments have been paid at no greater rates than those prevailing on the Financial Year End.

            (c)  Except as set forth and described in the Disclosure Schedule:

                 (i) the Corporation is not a party to or bound by or subject to any agreement, contract or commitment with any Interested Person;

                 (ii) the Corporation does not have any loan or indebtedness outstanding (except for obligations incurred in the ordinary course of business with respect to Employee Benefits, rents, management or other fees, the reimbursement of expenses incurred on behalf of the Corporation or otherwise) to any Interested Person;

                 (iii) no Interested Person owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the Business as heretofore carried on; or

                  (iv) to the knowledge of the Vendors, no Interested Person has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation in connection with the Business as heretofore carried on, except for any liability reflected in the Audited Financial Statements and claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under the Employee Benefits.

     6.1.16  Capital Expenditures
             --------------------

             Since the Financial Year End, the Corporation has made or authorized capital expenditures of approximately $650,000 (and no more), all such expenditures having been planned in the ordinary course of business.

     6.1.17  Employment and Employee Benefit Matters
             ---------------------------------------

             (a) The Corporation has thirty-nine (39) full time and one (1) part time employee, two (2) co-op students and three (3) seasonal employees. The names of such individuals, their years of service, their job descriptions and the Employee Benefits to which they are entitled are set forth and described in the Disclosure Schedule. To the knowledge of the Vendors, no Key Employee, nor any group of Key Employees, intends to terminate his or its employment with the Corporation. To the knowledge of the Vendors, general relations between the Corporation and its employees are good and there is no present, pending or threatened labour strike, dispute, slowdown or work stoppage.

             (b) The Disclosure Schedule contains a complete list of individuals who are not employees of the Corporation, and who supply their services to the Corporation under personal services contracts (including independent contractors, employees of agencies, secondees or leased employees and consultants) specifying location, start and end date of engagement, services supplied, supplying agency and fees and other amounts payable by the Corporation. There are no complaints, claims or charges outstanding or, to the knowledge of the Vendors, anticipated relating to the engagement of such individuals.

             (c) The Disclosure Schedule contains a complete list of all Employee Benefits maintained, or otherwise contributed to or required to be contributed to, by the Corporation for the benefit of employees or former employees of the Corporation.

             (d)  Except as set forth and described in the Disclosure Schedule:

                  (i) the Corporation is not a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

                  (ii) the Corporation has no obligations to amend any Employee Benefit and no amendments will be made or promised prior to the Closing Date;

                  (iii) all obligations of the Corporation as of the Financial Year End with respect to Employee Benefits are reflected in and have been fully accrued in the Financial Statements;

                  (iv) the Corporation is not a party to or bound by or subject to any agreement or arrangement with any labour union or employee association or has made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement and, to the knowledge of the Vendors, there is no current attempt to organize or establish any labour union or employee association with respect to employees of the Corporation. The Corporation has experienced no work stoppages or strikes (legal or otherwise);

                  (v) to the knowledge of the Vendors, the Corporation is not liable or alleged to be liable for any damages to any employee or former employee resulting from the violation or alleged violation of any applicable employment law or regulation, including any employment equity, human rights, health or safety law or regulation, or any agreement or arrangement with respect to Employee Benefits;

                  (vi) there are no outstanding inspection orders against the Corporation under the Occupational Health and Safety Act (Ontario) or Regulations thereto (the "OHSA"). There are no outstanding prosecution orders against the Corporation under the Provincial Offences Act (Ontario) for violations of the OHSA nor are the Vendors aware of any threatened prosecutions or, except as disclosed in the Disclosure Schedule, grounds upon which any prosecution may be commenced. The Corporation has fully complied with the OHSA in respect of compliance with workplace hazardous materials information systems;

                  (vii) except as set forth in the Disclosure Schedule, the Corporation has complied with the requirements of the Pay Equity Act (Ontario);

                  (viii) the Corporation has made no representations or commitments to its employees with respect to future increases in wages or other compensation;

                  (ix) The Disclosure Schedule lists the employees of the Corporation who have resigned or who have been terminated by the Corporation and, to the knowledge of the Vendors, the subsequent employment position obtained by such person immediately after their departure from the Corporation's employ.

                  (x) to the knowledge of the Vendors, no employee of the Corporation is bound by any confidentiality, non-solicitation or non-competition agreement in favour of any Person other than the Corporation;

                  (xi) no employees of the Corporation are currently in receipt of workers' compensation benefits;

                  (xii) no employees of the Corporation are currently on pregnancy or parental leave;

                  (xiii) except as disclosed in the Disclosure Schedule, and except by reason of short-term absence arising from illness, vacation, bereavement or other similar leave:

                          A. all of the employees are at work performing the usual and ordinary functions of their respective positions;

                          B. none of the employees is receiving benefits under applicable workers compensation legislation in relation to their employment;

                          C. none of the employees has received any such benefits within the last twelve months;

                  (xiv)   [intentionally deleted]

                  (xv) no person will become entitled to any retirement, severance, bonus or other such payment as a result of the transactions contemplated hereby; and

                  (xvi) the Corporation is not a party to any side letter or other written or oral commitment with any employee or contractor which has not been specifically disclosed in the Disclosure Schedule.

     6.1.18  Pension and Retirement Plans
             ----------------------------

             The Corporation does not sponsor or participate in any pension and/or retirement plan.

     6.1.19  Debt Instruments
             ----------------

             Except as set forth and described in the Disclosure Schedule, the Corporation is not a party to or bound by or subject to:

                 (i)  any Debt Instrument;  or

                 (ii) any agreement, contract or commitment to create, assume or issue any Debt Instrument;

             and no Debt Instrument or Encumbrance which the Corporation is a party to or bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

     6.1.20  Real Property
             -------------

             The Corporation does not own or, except for the Leases of real property set forth and described in the Disclosure Schedule, have any interest in, nor is the Corporation a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

     6.1.21  Leases and Leased Property
             --------------------------

             (a) The Corporation is not a party to or bound by or subject to nor has the Corporation agreed or become bound to enter into any real or personal property lease or other right of occupancy relating to real property, whether as lessor or lessee, except for the Leases set forth and described in the Disclosure Schedule, in which is specified the parties to and dates of each of the Leases, their dates of execution and expiry dates, particulars of any options to renew, particulars of any requirement thereunder for the consent, approval, permit or acknowledgement of any party thereto or any other Person to the change of control of the Corporation herein contemplated, the locations (including municipal addresses) of the Leased Property and the rental payable and any other payments required under the Leases, including if applicable operating costs, hydro charges, Taxes and similar charges. Except as described in the Disclosure Schedule, the Corporation occupies the Leased Property and has the exclusive right to occupy and use the Leased Property.

             (b) All rental and other payments required to be paid by the Corporation as lessee pursuant to the Leases have been duly paid to date and the Corporation is not otherwise in default in meeting its obligations under any of the Leases; to the knowledge of the Vendors, no event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by either party to any Lease and, to the knowledge of the Vendors, no party to any Lease is claiming any such default or taking any action purportedly based upon any such default.

     6.1.22  Personal Property
             -----------------

             Except as set forth and described in the Disclosure Schedule, the Corporation is the owner of all of its personal property and assets with good and marketable title thereto free of any Encumbrance.

     6.1.23  Insurance
             ---------

             (a) The Corporation maintains insurance covering its property, assets and personnel and protecting the Business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to the Business as heretofore carried on. The Disclosure Schedule sets forth a list of all insurance policies currently maintained by the Corporation, true and complete copies of which have been provided to the Purchaser. Each of such insurance policies is valid and subsisting and in good standing, there is no default, whether as to the payment of the premiums or otherwise, under any material term or condition of such insurance policies, and each person which is an insured party under any of such insurance policies is entitled to all rights and benefits thereunder.

             (b) The Disclosure Schedule sets forth and describes all pending claims under any of such insurance policies and includes true and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition or insurance value of the insured property and assets. The Corporation has not failed to give any notice or present any claim under any of such insurance policies in due and timely fashion. To the best of the knowledge and belief of the Vendors no circumstances have occurred which might entitle the Corporation to make a claim under any of such insurance policies or which might be required under any of such insurance policies to be notified to the insurers and no material claim under any of such insurance policies has been made by the Corporation since the Financial Year End.

             (c) None of such insurance policies is subject to any premium in excess of the stipulated or normal rate. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under, any of such insurance policies has been received by the Corporation.

     6.1.24  Material Contracts
             ------------------

             Except for agreements, contracts and commitments in the ordinary course of business, none of which has more than one month to run, the Corporation is not a party to or bound by or subject to any agreement, contract or commitment, written or oral, of any nature or kind except for:

                  (i)    service contracts on office equipment;

                  (ii) agreements and arrangements with Interested Persons set forth and described at Section 6.1.15 of the Disclosure Schedule;

                  (iii) agreements and arrangements with respect to Employee Benefits set forth and described at Section 6.1.17 of the Disclosure Schedule;

                  (iv) Guarantees and Debt Instruments set forth and described at Sections 6.1.13 and 6.1.19, respectively, of the Disclosure Schedule;

                  (v) Leases set forth and described under Section 6.1.21 of the Disclosure Schedule;

                  (vi)   insurance policies set forth and described under
                         Section 6.1.23 of the Disclosure Schedule;

                  (vii) licences set forth and described under Section 6.1.36 of the Disclosure Schedule; and

                  (viii) other agreements, contracts and commitments, including without limitation Encumbrances, set forth and described under Section 6.1.24 of the Disclosure Schedule;

             and, except as disclosed in the Disclosure Schedule, no consent, approval, permit or acknowledgement is required under any of such agreements, contracts or commitments from any party thereto or any other Person in connection with the completion of the transactions herein contemplated. No consent or approval is required in connection with the change in control resulting from the acquisition of all of the outstanding shares of the Corporation by the Purchaser or in order to assign any of such agreements, contracts or commitments from any party thereto or any other Person in connection with the completion of the transactions herein contemplated, except as identified in the Disclosure Schedule, and in these cases where consent is required, the agreement may be transferred or assigned by the Corporation without costs to either the Corporation or the transferee or assignee. The Corporation has made available to the Purchaser a true and complete copy of each contract listed, described or referred to in this Section 6.1.24 and all amendments thereto to the date hereof.

     6.1.25  Obligations to Customers and Suppliers
             --------------------------------------

             Except as set forth in the Disclosure Schedule, there are no outstanding warranties, consulting contracts or other maintenance obligations with or to customers or other users of the products and services of the Corporation and the Corporation is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers, whether or not in the ordinary course of the Business. The Disclosure Schedule sets forth full details with respect to any side letters or other written or oral commitments to customers which are not contained in the applicable customer contract.

     6.1.26  Status of Agreements
             --------------------

             Except as set forth and described in the Disclosure Schedule, each of the agreements, contracts and commitments, written or oral, which the Corporation is a party to or bound by or subject to (including, without limitation, those agreements, contracts and commitments referred to in Section 6.1.25) is valid and subsisting and in good standing, there is no material default thereunder and to the knowledge of the Vendors, there are no material facts which, after notice or lapse of time or both, would constitute such a material default. The Corporation is a party to or bound by or subject to any of such agreements, contracts or commitments and is entitled to all rights and benefits thereunder.

     6.1.27  Legal Proceedings
             -----------------

             Except as set forth in the Disclosure Schedule, there is no Legal Proceeding (whether or not purportedly on behalf of the Corporation) in progress, pending, or to the knowledge of the Vendors, threatened which affect the Corporation at law or in equity or before or by any Tribunal which Legal Proceeding involves the possibility of any judgement or other liability of the Corporation not fully covered by insurance. There is no judgement, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting the Corporation.

     6.1.28  Banking Information
             -------------------

             The Disclosure Schedule sets forth and describes:

                  (i) the name and location (including municipal address) of each bank, trust company or other institution in which the Corporation has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and

                  (ii) the name of each Person holding a general or special
                       power of attorney from the Corporation and a summary of the terms thereof.

     6.1.29  Tax Matters
             -----------

             (a)  Taxes and Tax Returns
                  ---------------------

                  The Corporation has duly filed in the prescribed manner and within the prescribed time all Tax Returns required to be filed by it; such Tax Returns are true, correct and complete in all material respects and the Corporation has made complete and accurate disclosure in such Tax Returns and in all materials accompanying such Tax Returns, except in respect of a particular Tax Return to the extent that it may have been modified in a subsequent Tax Return. Except as set forth and described in the Disclosure Schedule, the Corporation has paid all Taxes shown on such Tax Returns as being due and payable and all Taxes payable under any assessment or reassessment.

             (b)  Liabilities for Taxes
                  ---------------------

                  The Financial Statements fully reflect accrued liabilities for all Taxes which were not yet then due and payable and for which Tax Returns were not yet then required to be filed. Except as set forth and described in the Disclosure Schedule, there is no Legal Proceeding and no assessment, reassessment or request for information in progress, pending or, to the best of the knowledge and belief of the Vendors threatened against or affecting the Corporation in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes.

             (c)  Waivers
                  -------

                  Except as set forth and described in the Disclosure Schedule, there are no agreements, waivers or other arrangements providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by the Corporation.

             (d)  Withholding and Instalments
                  ---------------------------

                  The Corporation has withheld from each payment made by it the amount of all Taxes and other deductions required under any applicable Tax Legislation to be withheld therefrom and has paid all such amounts withheld and all instalments of Taxes due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Tax Legislation.

     6.1.30  Accounts Receivable
             -------------------

             All accounts receivable of the Corporation reflected in the Financial Statements or which have come into existence since the date of the Financial Statements were created in the ordinary course of the Business and, except to the extent that the same have been paid in the ordinary course of the Business since the date of the Financial Statements, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for doubtful accounts reflected in the Financial Statements and, in the case of accounts receivable which have come into existence since the date of the Financial Statements, of a reasonable allowance for doubtful accounts consistent with the Corporation's previous practice.

     6.1.31  Compliance with Applicable Laws
             -------------------------------

             Except in respect of environmental matters which are separately dealt with in Section 6.1.33 and matters relating to the Leased Property which are separately dealt with in Section 6.1.21 and except as set forth in the Disclosure Schedule, the Corporation has conducted and is conducting the Business in compliance with all applicable laws, rules and regulations, in each jurisdiction in which the Business is carried on, is not in breach of any of such laws, rules, policies, guidelines or regulations, and is duly licensed or registered in each jurisdiction in which it owns or leases its property and assets or carries on the Business, so as to enable the Business to be carried on as now conducted and its property and assets to be so owned or leased. The Disclosure Schedule sets out a complete and accurate list of all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or similar type) other than the intellectual property licences held by or granted to the Corporation, and there are no other licences, permits, approvals, consents, certificates, registrations, or authorization necessary to carry on the Business as presently carried on or to own or lease any of the property or the assets utilized by the Corporation except where the lack of grant of such to the Corporation would not have a material adverse effect on the condition (financial or otherwise) of the Corporation or the Business as heretofore carried on. Each of such licences and registrations is valid and subsisting and in good standing and there is no default thereunder. None of such licences and registrations contains any burdensome term, provision, condition or limitation which has or could have an adverse effect on the Corporation or the Business, or except as specifically disclosed in this Agreement including the Schedules hereto, requires the consent, approval, permit or acknowledgement of any Person in connection with the completion of the transactions herein contemplated.

     6.1.32  Consents and Approvals
             ----------------------

             Except as set out in the Disclosure Schedule, there is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Government Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement or the closing documents except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals either pursuant to securities legislation or which relate solely to the identity of the Purchaser or which are of a purely administrative nature and could be completed without adverse effect on the Corporation or the Business immediately after the Closing Date.

     6.1.33  Environmental Matters
             ---------------------

             Except as set forth in the Disclosure Schedule, the Corporation is not in violation of any applicable statute, law or regulations relating to the environment and no material expenditures are or, to the knowledge of the Vendors, will be required in order to comply with such existing statute, law or regulation. The Corporation possesses all necessary environmental licenses, permits, approvals, consents, certificates, registrations and other authorizations in order for it to conduct its business in material compliance with applicable statutes, law and regulations relating to the environment.

     6.1.34  Liabilities
             -----------

             There are no material liabilities of the Corporation of any kind (whether accrued, absolute, contingent or otherwise) existing on the date hereof except for:

                 (i) liabilities (including liabilities for unpaid Taxes) disclosed on, reflected in or provided for in the Financial Statements;

                 (ii) liabilities disclosed or referred to in this Agreement, including the Schedules hereto; and

                 (iii) liabilities incurred in the ordinary course of business and attributable to the period since the Financial Year End, none of which is materially adverse to the Business, operations, affairs, prospects or condition (financial or otherwise) of the Corporation.

     6.1.35  Condition and Sufficiency of Assets
             -----------------------------------

             All facilities, machinery and equipment owned or used by the Corporation in connection with the Business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. The Corporation owns or leases all of the property and assets necessary for the conduct of the Business as it is currently being conducted. Except as set out in the Disclosure Schedule, since the incorporation of the Corporation there has not been any significant interruption of operations, supplies, access or services by contractors of the Business as heretofore carried on due to inadequate maintenance of any of the property or assets owned and used by the Corporation. With the exception of inventory in transit, all of the tangible assets of the Corporation are situate at the locations specified in the Disclosure Schedule.

     6.1.36  Intellectual and Industrial Property Rights
             -------------------------------------------

             (a) The Disclosure Schedule sets forth and describes all Intellectual and Industrial Property Rights used in whole or in part in the carrying on by the Corporation of the Business as now carried on, and specifies, for each item, whether the Intellectual and Industrial Property Rights are owned by the Corporation (in this Section "Owned I.P.") or whether the Intellectual and Industrial Property Rights are used by the Corporation under a licence agreement or arrangement from another Person (in this Section "Licensed I.P.").

        (b) The Disclosure Schedule contains a list of all Owned I.P. True and complete copies of all patents and patent applications have been provided to the Purchaser. The Disclosure Schedule sets forth the registration or application number and country of registration or application for each patent and patent application. Except as set forth and described in the Disclosure Schedule, all of the Owned I.P. are owned by the Corporation with good and marketable title thereto free of any Encumbrance or co-ownership interest except for the Encumbrance granted in favour of The Bank of Nova Scotia as set forth in Section 6.1.19 of the Disclosure Schedule and, except for any unregistered Owned I.P. not under application for registration, all registrations and filings necessary to preserve the rights of the Corporation in and to the Owned I.P. have been made. There are no current restrictions or other impediments to the assignment or transfer by the Corporation of all or any part of the Owned I.P. to the Purchaser and there are, to the knowledge of the Vendors, no restrictions or other impediments to the subsequent licensing of the Owned I.P. by the Purchaser to its associates. Any such assignment or transfer and subsequent licensing of all or any part of the Owned I.P. would neither violate nor result in the breach, modification, cancellation, termination or suspension of any of the Owned I.P. nor, to the knowledge of the Vendors, require the consent of any other Person.

        (c) The Disclosure Schedule contains a list of all agreements relating to the Licensed I.P., true and complete copies of which have been provided to the Purchaser. Each licence agreement or arrangement with respect to Licensed I.P. is valid and subsisting and in good standing and there is no material default thereunder. Except as set forth in the Disclosure Schedule, the Corporation has the right to sub-license or to re-sell sub-licences to distributors, purchasers and end-users of the Corporation's Products to use the Licensed I.P. which is currently incorporated in or distributed with or which the Corporation has contemplated incorporating in or distributing with the Corporation's Products. Except as set forth in the Disclosure Schedule, the aforesaid sub-licensing of the Licensed I.P. would neither violate nor result in the breach, modification, cancellation, termination or suspension of any of the Licenced I.P. nor require the consent of any other Person. Except as set forth in the Disclosure Schedule, there are no restrictions or other impediments to the assignment or transfer by the Corporation of all or any part of the Licensed I.P. to the Purchaser and there are no restrictions or other impediments to the subsequent sub-licensing of the Licensed I.P. by the Purchaser to its associates. Except as set forth in the Disclosure Schedule, any such assignment or transfer and subsequent sub-licensing of all or any part of the Licensed I.P. would neither violate nor result in the breach, modification, cancellation, termination or suspension of any of the Licensed I.P. nor require the consent of any other Person.

        (d) Except as set forth in the Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of any of the Owned I.P. or any of the Licensed I.P., nor require the consent of any other Person provided that, the Vendors make no representations with respect to consent requirements under the generally available general application software licenses listed in the Disclosure Schedule.

        (e) The Owned I.P. and the Licensed I.P. have not been used or enforced, or failed to be used or enforced, in a manner that would result in the non-renewal, modification, abandonment, cancellation or unenforceability of any of the Owned I.P. or the Licensed I.P. The Corporation has renewed or made applications for renewal within the applicable renewal periods for all registered Owned I.P. and for all Licensed I.P.

        (f) The Corporation has not granted rights to use Owned I.P. to any Person.

        (g) No Person has commenced any Legal Proceeding claiming adverse ownership, invalidity, lack of distinctiveness or conflict with respect to any of the Owned I.P. or the Licensed I.P. or challenging any rights of the Corporation in and to the Owned I.P. or the Licensed I.P. or the right of the Corporation to use the Owned I.P. or the Licensed I.P. in the conduct of the Business.

        (h) To the knowledge of the Vendors, the conduct of the business by the Corporation and its use of the Owned I.P. and the Licensed I.P. does not infringe upon the Intellectual and Industrial Property Rights or the trade-secrets, know-how or confidential or proprietary information of any other Person. Neither the Corporation nor the Vendors has received any notice, complaint, threat or claim alleging infringement of any Intellectual and Industrial Property Rights or the trade secrets, know-how or confidential or proprietary information of any other Person.

        (i) The Corporation has not commenced any Legal Proceeding challenging the Intellectual and Industrial Property Rights of any other Person and to the knowledge of the Vendors, other than as set forth in the Disclosure Schedule, no other Person is using any Intellectual and Industrial Property Rights which conflict with, infringe upon or violate the rights of the Corporation in and to the Owned I.P. or the Licensed I.P.

        (j) All software licensed to the Corporation pursuant to the Licensed I.P. could be reasonably promptly replaced by a suitable alternative if the supplier of such software were to cease operations. Except as set forth in the Disclosure Schedule, current copies of source code for all material software included in the Owned I.P. have been appropriately recorded on machine readable media, clearly identified and stored by the Corporation in an appropriate secure, fire-proof storage location, physically separated from the systems area but within the same premises. A current and accurate list identifying the location of all copies of source code for all material software included in the Owned I.P. is included in the Disclosure Schedule.

        (k) The Corporation owns, or has valid rights to use (without any condition, payment or fee except as set out in the Disclosure Schedule) such computer software as is necessary for the conduct of the Business as currently being conducted.

        (l) For the purposes of this Section 6.1.36, "knowledge of the Vendors" means the knowledge of the Vendors and, without having made specific inquiry, the knowledge of inventors of the Owned I.P. who have been employed by, affiliated with or acted as contractors to the Corporation.

        (m) The assignment of all right, title and interest to the Corporation in the following patent applications (and corresponding issued patents) is valid and binding in all respects as to all the inventors named therein: United States Patent Application Serial No. 08/550,565 (filed October 31, 1995); Canadian Application for a Patent Serial No. 2,134,958 (filed November 2, 1994); United States Patent 5,694,501 (issued December 2, 1997). No other patents or intellectual property are owned by the Vendors which are related to the Business which have not been assigned to the Corporation, except as disclosed herein.

     6.1.37  Commitments for Purchases or Sales at Losses
             --------------------------------------------

             The Corporation does not have any agreement, contract or commitment for purchases or sales of its products or services at prices involving material prospective losses.

     6.1.38  Significant Customers
             ---------------------

             Except as set out in the Disclosure Schedule, the Business is not dependent on any single customer in any fiscal year of the Corporation for more than twenty percent of its gross revenues, as reported in the Financial Statements.

     6.1.39  Significant Suppliers
             ---------------------

             Except as set out in the Disclosure Schedule, none of the suppliers of the Corporation is a sole supplier and the products and services provided by each supplier are available from other suppliers.

     6.1.40  Conflicting Instruments
             -----------------------

             The entering into of this Agreement by the parties hereto and the completion of the transactions herein contemplated do not and will not conflict with or result in the breach or violation of any of the terms and provisions of (i) the Articles of

             Incorporation or by-laws of the Corporation, except for restrictions on transfer contained in the Articles of Incorporation of the Corporation, (ii) subject to obtaining any consent, approval, permit or acknowledgement which may be required thereunder in connection with the completion of the transactions herein contemplated, except for the shareholders' agreement as set forth in Schedule 6.1.11, which agreement shall be terminated on Closing, any licence or registration or any agreement, contract or commitment, written or oral, which the Corporation or each of the Vendors is a party to or bound by or subject to, details of which are set forth in the Disclosure Schedule or (iii) any law or regulation, or any judgement, decree, injunction, ruling, order or award of any Tribunal.

     6.1.41  Paid Up Capital
             ---------------

             The paid up capital for all the issued and outstanding Common Shares as of July 31, 1998 for purposes of the Income Tax Act (Canada) was $7,615,577.

     6.1.42  Information Technology and Year 2000 Matters
             --------------------------------------------

             (a) The Corporation's products are Year 2000 compliant, which means that the Corporation's products will consistently process dates/times and date/time related data prior to, during and after the calendar year 2000 as follows: the Corporation's products shall, when processing date/time data from, into, in and between the 20th and 21st centuries, and the years 1999 and 2000, and performing leap year calculations, process such date/time data in the same manner on and after January 1, 2000 as before (including, but not limited to inputting, outputting, extracting, displaying, calculations, comparing, sorting and sequencing such data), and shall not, as a result of the processing of such data on and after January 1, 2000 (A) create any logical or mathematical error or inconsistency, (B) malfunction or (C) cease to function.

             (b) A copy of the Corporation's Year 2000 inventory, testing and remediation plan with respect to the Corporation's operating business systems (the "Year 2000 Plan") has been provided to the Purchaser. The Corporation is in the process of implementing the Year 2000 Plan and is on schedule to complete the inventory, testing and remediation of potential Year 2000 problems in accordance with the provisions of the Year 2000 Plan.

             (c) Except as set forth in the Disclosure Schedule, the Corporation's Products are free of any disabling codes or instructions (a "Disabling Code"), and any virus or other contaminant (a "Contaminant"), that may, or may be used to, access, modify, delete, damage or disable the systems that serve the Products or that may result in damage thereto.

             (d) Components supplied by third parties to the Corporation are, to the knowledge of the Vendors, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the systems that serve the Products or that might result in damage thereto.

             (e) Except as forth in the Disclosure Schedule, the Corporation has taken reasonable steps and implemented all reasonable procedures to ensure that its internal operating business systems are free from Disabling Codes and Contaminants.

             (f) Except as set forth in the Disclosure Schedule, the Corporation has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard the Corporation's internal operating systems and restrict unauthorized access thereto.

     6.1.43  [Intentionally Deleted]
             -----------------------

     6.1.44  Product Liability
             -----------------

             The Disclosure Schedule lists all warranties made by the Corporation relating to the products of the Business sold to any person. There is no existing claim, lawsuit, recall or proceeding, or to the knowledge of the Vendors, threatened or anticipated claim, lawsuit, recall or proceeding against the Corporation with respect to the performance or defects, or the breach of any express or implied warranty for any product sold by the Corporation prior to Closing.

     6.1.45  Disclosure
             ----------

             The representations and warranties of each of the Vendors contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to a prospective purchaser of the Purchased Shares.

6.2  Several Representations and Warranties of Vendors
     -------------------------------------------------

     Each of the Vendors hereby severally represents and warrants to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions herein contemplated:

     6.2.1  Ownership of Purchased Shares
            -----------------------------

            He is the beneficial owner of the number of the Purchased Shares set forth opposite his name in Schedule 1 free of any Encumbrance, except for restrictions on transfer contained in the Articles of Incorporation of the Corporation.

     6.2.2  Conflicting Instruments
            -----------------------

            Except for the shareholders' agreement as set forth in Schedule 6.1.11, which agreement shall be terminated on Closing, the entering into of this Agreement by such Vendor and the performance of his obligations hereunder do not and will not conflict with or result in the breach or violation of any agreement, contract or commitment, written or oral, which such Vendor is a party to or bound by or subject to.

     6.2.3  No Other Agreements to Purchase
            -------------------------------

            No Person, other than the Purchaser under this Agreement, has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendors or any of them of any of the Purchased Shares owned by them respectively, except that each of the Vendors is party to a shareholders' agreement, as set forth in
            Schedule 6.1.11, containing share transfer provisions, which agreement shall be terminated on Closing.

     6.2.4  Legal Proceedings
            -----------------

            There is:

                    (i) no Legal Proceeding (whether or not purportedly on behalf of the Vendors individually or collectively) in progress, pending, threatened against or affecting such Vendor or affecting the title of such Vendors to any of the Purchased Shares owned by him at law or in equity or before or by any Tribunal and, to the best of the knowledge and belief of each of such Vendor, there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success; and

                    (ii) no judgement, decree, injunction, ruling, order or
                         award of any Tribunal outstanding against or affecting such Vendor;

            which, in any such case, might adversely affect the ability of such Vendor to enter into this Agreement or to perform their respective obligations hereunder.

     6.2.5  Residence of Vendors
            --------------------

            He is not a "non-resident" of Canada within the meaning of the Income Tax Act (Canada).

     6.2.6  Investment Representations
            --------------------------

            (a) He is receiving the Class A Shares and the E-TEK Common Stock issuable upon the exchange thereof as principal and for his own account and not with a view to resale or distribution of any part thereof and has no present intention of selling, granting any participation in, or otherwise distributing the same.

            (b) He acknowledges that the Class A Shares and the E-TEK Common Stock issuable upon the exchange thereof are "restricted securities" under the federal securities laws of the United States in as much as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

            (c) He is aware of the further limitations on disposition of such Class A Shares and E-TEK Common Stock set forth elsewhere herein.

            (d) He is not a U.S. Person as such term in defined in and pursuant to Regulation S promulgated under the Securities Act.

                 (Regulation S defines "U.S. Persons" to include, among others, any (i) natural person or resident in the United States; (ii) partnership or corporation incorporated or organized under U.S. laws, or by or for the benefit of U.S. investors, and (iii) estate or trust whose executor, administrator or trustee is a U.S. Person.)

            (e) He is not acquiring the securities for the account or benefit of any U.S. Person.

            (f) He agrees not to resell the Class A Shares except in accordance with the Articles of Incorporation of the Purchaser.

            (g) He has had the opportunity to review with his own tax advisors the tax consequences to him of the transactions contemplated by this Agreement. He understands that he must rely solely on his own advisors and not on any statements or representations by E-TEK, the Purchaser or any of their agents with respect to tax matters. He understands that he (and not E-TEK or the Purchaser) shall be responsible for his own tax liability if such tax liability arises as a result of the transactions contemplated by this Agreement.

            (h)  He:

                 (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Class A Shares and E-TEK Common Stock issuable upon the exchange thereof;

                 (ii) has received copies of the SEC Documents (as defined in Section 8.1.6);

                 (iii) has received all the information he has requested from E-
                       TEK, the Purchaser and the Corporation which he considers necessary or appropriate for deciding whether to accept the Class A Shares and E-TEK Common Stock issuable upon the exchange thereof in return for his Common Shares;

                 (iv) has the ability to bear the economic risks of an investment in the Class A Shares or the E-TEK Common Stock issuable upon the exchange thereof; and

                 (v) is able, without materially impairing his financial condition, to hold the Class A Shares and E-TEK Common Stock issuable upon the exchange thereof for an indefinite period of time.

     6.2.7  Legends
            -------

            He acknowledges that the certificates representing the Class A Shares and E-TEK Common Stock issuable upon the exchange thereof will contain the following legends:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO SUCH ISSUER, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT."

6.3  Interpretation of Section 6.2
     -----------------------------

     Insofar as the representations and warranties contained in Section 6.2 are concerned, the representations and warranties of each Vendor shall be restricted in their application to information pertaining to such Vendor and shall not extend to be interpreted to mean that any Vendor represents and warrants the truth of any fact relating to any other Vendor.

                                   Article 7
                                   ---------
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

7.1  Representations and Warranties of the Purchaser
     -----------------------------------------------

     The Purchaser hereby represents and warrants to each of the Vendors as follows and acknowledges that each of the Vendors is relying on such representations and warranties in connection with the transactions herein contemplated:

7.1.1  Incorporation, Organization and Authority of the Purchaser, Due
       ---------------------------------------------------------------
       Authorization of Agreement and Enforceability of Obligations
       ------------------------------------------------------------

       The Purchaser is a company duly incorporated and subsisting under the laws of the Province of Nova Scotia and has the necessary corporate power, authority and capacity to enter into this Agreement, to purchase the Purchased Shares from the Vendors as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

7.1.2  Conflicting Instruments
       -----------------------

       The entering into of this Agreement by the Purchaser and the performance of its obligations hereunder do not and will not conflict with or result in the breach or violation of the Memorandum or Articles of Association of the Purchaser; or any agreement, contract or commitment, written or oral, which the Purchaser is a party to or bound by or subject to.

7.1.3  Legal Proceedings
       -----------------

       There is:

              (i) no Legal Proceeding (whether or not purportedly on behalf of the Purchaser) in progress, pending, threatened against or affecting the Purchaser at law or in equity or before or by any Tribunal and, to the best of the knowledge and belief of the Purchaser, there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success; and

              (ii) no judgement, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting the Purchaser;

       which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to perform its obligations hereunder.

7.1.4  Authorized and Issued Shares
       ----------------------------

       The authorized capital of the Purchaser consists of 10,000,000 Common Shares, of which 100 Common Shares (and no more) are issued and outstanding. Prior to Closing, the authorized capital of the Purchaser will be amended to create an additional class of shares to be designated as Class A Shares which will be issued in exchange for the Purchased Shares, the attributes of which shall be subject to the approval of the Vendors.

                                   Article 8
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF E-TEK
                    ---------------------------------------

8.1  Representations and Warranties of E-TEK
     ---------------------------------------

     E-TEK hereby represents and warrants to each of the Vendors as follows and acknowledges that each of the Vendors is relying on such representations and warranties in connection with the transactions herein contemplated:

     8.1.1  Incorporation, Organization and Authority of E-TEK, Due
            -------------------------------------------------------
            Authorization of Agreement and Enforceability of Obligations
            ------------------------------------------------------------

            E-TEK is a corporation duly incorporated and existing under the laws of the State of Delaware and has the necessary corporate power, authority and capacity to enter into this Agreement and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of E-TEK and this Agreement has been duly and validly executed and delivered by E-TEK and is a valid and binding obligation of E-TEK enforceable against E-TEK in accordance with its terms.

     8.1.2  Conflicting Instruments
            -----------------------

            The entering into of this Agreement by E-TEK and the performance of its obligations hereunder do not and will not conflict with or result in the breach or violation of its certificate of incorporation or by-laws of E-TEK; or any agreement, contract or commitment, written or oral, which E-TEK is a party to or bound by or subject to.

     8.1.3  Legal Proceedings
            -----------------

            There is:

                   (i) no Legal Proceeding (whether or not purportedly on behalf of E-TEK) in progress or pending against or affecting the Purchaser at law or in equity or before or by any Tribunal; and

                   (ii) no judgement, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting E-TEK;

            which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to perform its obligations hereunder.

     8.1.4  Capital Structure
            -----------------

            (a) The authorized stock of E-TEK consists of 300,000,000 shares of Common Stock, $0.01 par value, of which 61,424,128 shares were issued and outstanding as of April 2, 1999, and 25,000,000 shares of undesignated Preferred Stock, $0.01 par value, of which no shares were issued and outstanding as of April 2, 1999. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

            (b) The Class A Shares and the E-TEK Common Stock to be issued upon exchange of the Class A Shares will be duly authorized, validly issued, fully paid, non-assessable and based upon the representations of Shareholders contained in Section 6.2.5 will be issued in accordance with applicable securities laws.

     8.1.5  No Conflict, etc.
            -----------------

            The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss or a benefit under (i) any provision of the Articles of Incorporation or Bylaws of E-TEK and the Purchaser or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinate, rule or regulation applicable to E-TEK or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Government Authority is required by or with respect to E-TEK and the Purchaser in connection with the execution and delivery of this Agreement by E-TEK and the Purchaser or the consummation by E-TEK and the Purchaser of the transactions contemplated hereby, except for (i) the filing of a notice pursuant to the Investment Canada Act within 30 days following the Closing, (ii) the filing after the Closing of the Registration Statement on Form S-3 with the United States Securities And Exchange Commission ("SEC") required pursuant to the Registration Rights Agreement, and any filings as may be required under applicable state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on E-TEK or the shareholders of E-TEK or the Purchaser.

     8.1.6  SEC Documents; E-TEK Financial Statements
            -----------------------------------------

            E-TEK has furnished the Vendors with a true and complete copy of its Form S-1 effective December 1, 1998, its Form 10-Q for the quarter ended January 1, 1999, and its Form 10-Q for the quarter ended April 2, 1999, which are all the documents (other than preliminary material) that E-TEK was required to file with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") since December 1, 1998, and prior to the Closing Date, E-TEK will have furnished the Vendors with true and complete copies of any additional documents required to be filed with the SEC by E-TEK prior to the Closing (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document. The financial statements of E-TEK, including the notes thereto, included in the SEC Documents (the "E-TEK Financial Statements") are complete and correct in all material respects, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The E-TEK Financial Statements fairly present the consolidated financial condition and operating results of E-TEK at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, year-end adjustments, which will not be material in the aggregate). There has been no change in E-TEK accounting policies except as described in the notes to the E-TEK Financial Statements. E-TEK has no material obligations other than
            (i) those set forth in the E-TEK Financial Statements and (ii) those not required to be set forth in the E-TEK Financial Statements under generally accepted accounting principles. The Purchaser has not conducted any operations to date and currently has no assets other than Cdn$100 in paid in capital. E-TEK is in compliance in all material respects with applicable NASDAQ listing standards.

     8.1.7  No Material Adverse Change
            --------------------------

            Since May 10, 1999, E-TEK has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the business of E-TEK; or (b) any amendments or changes in the Certificates of Incorporation or Bylaws of E-TEK.

     8.1.8  Representations Complete
            ------------------------

            None of the representations or warranties made by E-TEK herein, nor any statement made in any list or other statement separately certified by E-TEK, Exhibit or certificate furnished pursuant to this Agreement or the SEC Documents, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact at the Closing, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Article 9
                                   ---------
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

9.1  Survival of Representations and Warranties of the Vendors
     ----------------------------------------------------------

     The representations and warranties of the Vendors contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser provided, however, that no claim in respect thereof shall be valid unless it is made within two (2) years of the Closing Date, and any such claim as aforesaid shall be made in accordance with the provisions of the indemnity in Article 15. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation by a Vendor or the Corporation may be made at any time following the Closing Date against such Vendor or the Corporation, as the case may be, subject only to applicable limitation periods imposed by law; provided that if the fraud is conducted or the fraudulent misrepresentation is made by a person who is also a Vendor, on behalf of the Corporation, it shall be deemed to be fraud by that Vendor as well as by the Corporation.

9.2  Survival of Representations and Warranties of the Purchaser and E-TEK
     ---------------------------------------------------------------------

     The representations and warranties of the Purchaser and E-TEK contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Vendors, with respect thereto, shall continue in full force and effect for the benefit of each of the Vendors provided, however, that no claim in respect thereof shall be valid unless it is made within a period of two (2) years from the Closing Date and in accordance with the provisions set forth in Article 15 and, upon the expiry of such limitation period, the Purchaser and E-TEK shall have no further liability to each of the Vendors with respect to any of such representations or warranties, except in respect of claims which have theretofore been made in accordance with the provisions set forth above. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation by the Purchaser may be made at any time following the Closing Date against the Purchaser, subject only to applicable limitation periods imposed by law.

                                  Article 10
                                  ----------
                           COVENANTS OF THE VENDORS
                           ------------------------

10.1  Covenants of the Vendors
      ------------------------

      The Vendors hereby covenant and agree with the Purchaser as follows:

      10.1.1  Investigations and Availability of Records
              ------------------------------------------

              Between the date hereof and the Closing Date each of the Vendors shall permit the Purchaser and its advisors to make such investigations of the Business and the property and assets of the Corporation, their legal, financial and tax condition and their compliance with such applicable laws or regulations as the Purchaser deems necessary or desirable; provided that such investigations shall be carried out without undue interference with the operations of the Corporation and the Vendors shall co-operate fully in facilitating such investigations and shall furnish copies, at the Purchaser's cost, of all such documents and materials relating to such matters as may be reasonably requested by or on behalf of the Purchaser. The documents and materials to be made available by the Vendors shall include, but shall not be limited to the books and records referred to in Section 6.1.11 and the records maintained in connection with the Business, including financial statements, records of past sales, customer lists, supplier lists, payroll records, inventory, work in progress, data, accounts receivable data, and data relating to the Leased Property and the uses thereof including uses thereof relating to environmental matters. Such investigations shall not, however, affect or mitigate the representations and warranties of the Vendors contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the Purchaser as provided in Section 9.1.

     10.1.2  Consents, etc.
             --------------

             Commencing forthwith after the date hereof, each of the Vendors shall use his best efforts to obtain at or prior to the Time of
             Closing:

                 (i) from the parties (other than the Corporation) to the agreements, contracts and commitments referred to in Sections 6.1.24, 6.1.32 and 6.1.36; and

                 (ii) from such other Persons from whom any such consent,
                      approval, permit or acknowledgement may be required;

             all necessary consents, approvals, permits and acknowledgements which may be required in connection with the completion of the transactions herein contemplated.

     10.1.3  Conduct of the Business
             -----------------------

     Between the date hereof and the Time of Closing the Vendors shall:

                 (i) cause the Corporation to carry on the Business in the ordinary course (except as may be otherwise required or contemplated by the provisions of this Agreement, including this Section 10.1.3);

                 (ii) use their best efforts to cause the Corporation to preserve the Business and the goodwill of suppliers, customers and others having relations with the Corporation and to maintain in full force and effect all Intellectual and Industrial Property Rights owned by and all licence agreements or arrangements with respect to Intellectual and Industrial Property Rights held by the Corporation;

                 (iii) use their best efforts to cause the Corporation to retain the services of the present executives, employees, consultants and advisors of or to the Corporation (except as may be otherwise required or contemplated by the provisions of this Agreement, including this Section 10.1.3);

                 (iv) use their best efforts to cause the Corporation to continue in force and effect the insurance coverage referred to in Section 6.1.23 and to take out such additional insurance as may be required in the ordinary course of the Business or as may be reasonably requested by the Purchaser and to use their best efforts to cause the Corporation to give all notices and to present all claims under all insurance policies in a due and timely fashion and to promptly advise the Purchaser in writing of any such claims;

                 (v) use their best efforts to cause the Corporation to pay and discharge its liabilities in the ordinary course in accordance and consistent with the previous practice of the Corporation, except those contested in good faith by the Corporation;

                 (vi)   [intentionally deleted]

                 (vii) use their best efforts to cause the Corporation to promptly supply to the Purchaser copies of all litigation or legal proceedings pertaining to the Corporation or the Business which may arise subsequent to the execution of this Agreement and will also advise the Purchaser promptly in writing of any threat of litigation or other legal proceeding pertaining to the Corporation or the Business which is made between the date hereof and the Closing Date; and

                 (viii) during the period from the date of this Agreement to the
                        Closing Date, give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Vendors and the Corporation, of the occurrence or non-occurrence of any event of which they have knowledge, the occurrence or non-occurrence of which would be likely
                        (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, (ii) to relate to the employment of any existing or new employee of the Corporation, or
                        (iii) that could result in an expense or a Claim against the Corporation of greater than $75,000.

         (b) Between the date hereof and the Time of Closing the Vendors shall use their best efforts to ensure that the Corporation (except as may be otherwise required or contemplated by the provisions of this Agreement, including this Section 10.1.3) shall not, without the prior written consent of the Purchaser:

              (i) become a party to or bound by or subject to any new agreement, contract or commitment with any Interested Person or amend or concur in the amendment of any such existing agreement, contract or commitment or make or authorize any payment to or for the benefit of any Interested Person at a rate greater than as described in
                     Section 6.1.15;

              (ii) make or authorize capital expenditures which in the aggregate exceed $75,000;

              (iii) become a party to or bound by or subject to any new agreement or arrangement with respect to Employee Benefits (other than an employment or personal services agreement or arrangement which is terminable by the Corporation without liability on no more than 30 days' notice) or amend or concur in the amendment of or increase any payment or obligation under any existing agreement or arrangement with respect to Employee Benefits;

              (iv) take any step to dissolve, wind-up or otherwise affect its continuing corporate existence or amalgamate or merge with any Person or amend its Articles of Incorporation or by-laws;

              (v)    make any loan to or investment in any Person;

              (vi) become a party to or bound by or subject to any new Debt Instrument or amend or concur in the amendment of or prepay or vary the terms of any indebtedness or other obligation under any existing Debt Instrument;

              (vii) become a party to or bound by or subject to any Guarantee or amend or concur in the amendment of any existing Guarantee;

              (viii) declare or pay any dividend or other distribution (whether out of capital or surplus or otherwise) on any of its outstanding securities or redeem, purchase or otherwise acquire any of its outstanding securities;

              (ix) purchase, sell or lease any property or assets other than in the ordinary course of business, save that the Corporation shall be entitled to enter into a lease of premises located at 2770 14th Avenue, Markham, Ontario, in respect of which an offer to lease has been signed and a copy of which offer has been provided to the Purchaser;

          (x) cancel, waive or vary the terms of any debt owing to or any claim or right of the Corporation, save that this subsection 10.1.3(b)(x) shall not apply to the subject matter of the legal proceeding set forth in section 6.1.27 of the Disclosure Schedule;

          (xi) issue any shares or other securities or make any change in the number or class of or rights attached to any issued or unissued shares of its capital stock or grant, issue or make any option, warrant, subscription, convertible security or other right or commitment to purchase or acquire any shares of its capital stock or other securities;

          (xii) incur any obligation or liability except in the ordinary course of business or make, authorize or accept any early payment of any existing obligation or liability;

          (xiii) create or permit the creation of any new Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due) or amend or concur in the amendment of any such existing Encumbrance;

          (xiv) terminate, transfer, assign, modify or change, or grant any rights under, any Intellectual and Industrial Property Rights; or

          (xv)    agree or become bound to do any of the foregoing.

     (c) Between the date hereof and the Time of Closing the Vendors shall use their best efforts to cause the Corporation:

          (i) to prepare and file in a timely manner all Tax Returns required to be filed by it and pay all Taxes required under any applicable Tax Legislation to be paid by it for any taxation year ending before the Pre-Closing Amalgamation and to ensure that all such Tax Returns are true, correct and complete in all material respects and that such Tax Returns and all materials accompanying such Tax Returns reflect complete and accurate disclosure;

          (ii) to pay within the time prescribed by any applicable Tax Legislation any required instalments of Taxes;

          (iii) to make adequate provision in its financial statements for the Taxes which relate to any taxation year or part thereof ending or arising before the Closing Date or ending as a consequence of the Closing which are not yet due and payable and for which Tax Returns are not yet required to be filed;

          (iv) to withhold from each payment made by it the amount of all Taxes and other deductions required under any applicable Tax

                  Legislation to be withheld therefrom and to pay all such amounts withheld to the relevant taxing or other authority within the time prescribed under any applicable Tax Legislation; and

          (v) not to enter into any arrangements to provide for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by it without the prior written consent of the Purchaser.

10.1.4  Delivery of Books and Records
        -----------------------------

        At the Time of Closing the Vendors shall deliver or cause the Corporation to deliver to the Purchaser all the documents referred to in
        Section 6.1.11, including minute and record books, corporate records and documents, corporate seals, books of account, accounting records, past financial statements, Tax Returns, share certificate books and share records, Intellectual and Industrial Property Rights owned by and licence agreements or arrangements with respect to Intellectual and Industrial Property Rights held by the Corporation, licences, registrations and permits held by the Corporation, Debt Instruments, Guarantees, Encumbrances, agreements, contracts and commitments which the Corporation is a party to or bound by or subject to, lists of suppliers and customers of the Business and all other documents, files, records and other data, financial or otherwise, of the Corporation which may be in the possession of the Corporation or the Vendors.

10.1.5  Transfer of Purchased Shares
        ----------------------------

        The Vendors shall take, and shall cause the Corporation to take, all necessary steps and proceedings as approved by counsel for the Purchaser to permit the Purchased Shares to be duly and validly transferred to the Purchaser and/or its nominees and to have such transfers duly and validly recorded on the books of the Corporation so that the Purchaser and/or its nominees are entered on the books of the Corporation as the holder or holders of the Purchased Shares and to issue one or more share certificates to the Purchaser and/or its nominees representing the Purchased Shares.

10.1.6  Resignations of Directors
        -------------------------

        The Vendors shall cause each director of the Corporation to resign, such resignations to be effective at the Time of Closing unless a later time is specified by the Purchaser.

10.1.7  Resignation of Accountants
        --------------------------

        The Vendors shall cause the accountants of the Corporation to resign, such resignation to be effective at the Time of Closing unless a later time is specified by the Purchaser.

10.1.8  Releases
        --------

        Each of the Vendors shall cause to be executed and delivered to the Purchaser at the Time of Closing a release by each of them and by each director and officer of the Corporation, each such release to be in the form annexed hereto as Exhibit D1.

     10.1.9  Non-Competition and Non-Solicitation
             ------------------------------------

             (a) No Vendor nor any Person controlled by a Vendor, without the prior written consent of the Purchaser shall:

               (i) For (A) three years after the Closing Date or (B) two years after the termination of such Vendor's employment with E-TEK or the Corporation, whichever is longer, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, partner, consultant or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory. Ownership of no more than five percent (5%) of the outstanding voting stock of a publicly-traded corporation shall not constitute a violation of this Section.

               (ii) For (A) four years after the Closing Date or (B) two years after the termination of such Vendor's employment with E-TEK or the Corporation, whichever is longer: (i) directly or indirectly take any action to, or do anything reasonably intended to, divert business from E-TEK or the Corporation or influence or attempt to influence any representative, vendor, supplier, customer or potential customer of E-TEK or the Corporation, to cease doing business with E-TEK or the Corporation or to alter its business relationship with E-TEK or the Corporation; or
                       (ii) directly or indirectly recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of or contractor to E-TEK or the Corporation, or induce or attempt to induce any such employee to terminate employment or relationship with E-TEK or the Corporation.

        (b)  Each of the Vendors acknowledges that a material violation of this
             Section 10.1.9 would cause irreparable injury to E-TEK, for which E-TEK would have no adequate remedy at law. Accordingly, E-TEK shall be entitled to preliminary and other injunctive relief and to specific performance of the terms and provisions of this section.

        (c)  For the purposes of this Section 10.1.9, the terms:

             (i) "Restricted Business" shall mean any business competitive with the Business being carried on by the Corporation presently or any business competitive with the business of the Corporation (which shall include the Business) at the time referred to in Subsections (A) or (B) above; and

               (ii) "Restricted Territory" shall mean any country in which customers of E-TEK or the Corporation are located at the time that the following covenants become operative.

     10.1.10  Actions to Satisfy Closing Conditions
              -------------------------------------

     Each Vendor shall take all such actions as are within its power to control, and shall use its reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any of the conditions set forth in Article 12.

     10.1.11  Intellectual Property
              ---------------------

              (a)  For each of the inventors of the inventions described in
                   Section 6.1.36 (m) who are not Selling Shareholders (and for each of such inventor's successors or assignees, if any), the Vendors shall obtain within 6 months after the Time of Closing an irrevocable waiver of any right to receive royalties from the Corporation with respect to any Owned I.P. or Licensed I.P., including the inventions described in
                   Section 6.1.36 (m).

              (b) E-TEK shall pay no more than Cdn $50,000 in the aggregate to secure the waivers described in subparagraph (b) above. Any payment in excess of that amount will be deducted from the Vendors' pro-rata share of the escrow funds within 30 days of any payment required to be made under this section.

                                  Article 11
                                  ----------
                     COVENANTS OF THE PURCHASER AND E-TEK
                     ------------------------------------

11.1  Covenants of the Purchaser
      --------------------------

      The Purchaser hereby covenants and agrees with each of the Vendors as follows:

      11.1.1  Tax Matters
              -----------

              The Purchaser shall cause the Corporation from and after the Closing Date:

               (i) to prepare and file in a timely manner all Tax Returns required to be filed by it, and to pay all Taxes required to be paid by it for the taxation years ending as a consequence of the Pre-Closing Amalgamation and the Closing. Such Tax Returns shall be prepared in a manner consistent with prior Tax Returns filed by the Corporation and shall be prepared in a manner which will result in the least amount of Taxes being payable in respect of such taxation year, provided that the Corporation may file any election or make any choice provided or available under any applicable Tax

                       Legislation or by generally accepted accounting principles to the extent that it pays, without recourse to the Vendors, any additional Taxes arising from such election or choice; and

               (ii) to retain all books and records and any other documents, information and files of the Corporation relating to any period ending on or prior to the Closing Date for a period of six years following the Closing Date. So long as such books and records and other documents, information and files are retained by the Corporation pursuant to the provisions hereof, each of the Vendors shall have the right, for the purpose of filing any Tax Returns as required under this Agreement and for the purpose of contesting any assessment or reassessment for Tax in accordance with the provisions of the indemnity in
                       Article 15.

     11.1.2  Section 85 Election
             -------------------

             Each Vendor shall be entitled to make an income tax election pursuant to section 85 of the Income Tax Act (Canada) and any other similar provision of provincial law with respect to the transfer of their Common Shares in the capital of the Corporation to the Purchaser referred to in section 3.1 of the Agreement by providing two signed copies of the necessary election forms to the Purchaser within 90 days following the Closing Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such election. Thereafter, subject to the election forms complying with the provisions of the Income Tax Act (Canada), the forms will be signed by the Purchaser and returned to each Vendor for filing with Revenue Canada within 180 days following the Closing Date.

     11.1.3  Releases
             --------

             The Purchaser, E-TEK and the Corporation shall deliver to all directors and officers of the Corporation a release in favour of such directors and officers, each such release to be in the form annexed hereto as Exhibit D2.

     11.1.4  Employee Loans to Exercise Vested Options
             -----------------------------------------

             Notwithstanding the provisions of Article 10 hereof, the Purchaser agrees to permit the Corporation to lend to employees who are Option Holders and who hold Options which are exercisable on or before the Closing Date sufficient funds, not to exceed Cdn$250,000 in the aggregate, to exercise such options provided that:

             (a) such loans shall be non-interest bearing for the first year and shall bear interest for the second year at a rate equal to the prime rate of interest charged from time to time by The Bank of Nova Scotia to its most creditworthy customers plus one percent (1%), payable when the loan is due as set forth below;

             (b) be due on the earlier of (i) the date that any Option Holder ceases to be an employee, (ii) the date that the Option Holder first exercises or is deemed to exercise his right to exchange any Class A Shares issued hereunder for shares of E-TEK Common Stock (to the extent of the proceeds resulting from such sale), and (iii) two years after the Closing Date; and

             (c) be secured by a pledge of the Common Shares issued on the exercise of such options (to be replaced with a pledge of the Class A Shares issued by the Purchaser in exchange for such Common Shares pursuant hereto).

     11.1.5  E-TEK Indemnity
             ---------------

             E-TEK shall execute and deliver in favour of the Selling Shareholders the E-TEK Indemnity Agreement.

     11.1.6  Actions to Satisfy Closing Conditions
             -------------------------------------

             Each of the Purchaser and E-TEK shall take all such actions as are within its power to control, and shall use its reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Article 13.


                                  Article 12
                                  ----------
                       PURCHASER'S CONDITIONS OF CLOSING
                       ---------------------------------

12.1  Conditions for the Benefit of the Purchaser
      -------------------------------------------

      The transactions herein contemplated, including the sale and purchase of the Purchased Shares in accordance with the terms of this Agreement, are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing. Each of the Vendors covenants and agrees to use his best efforts to cause each of such conditions to be fulfilled and/or performed at or prior to the Time of Closing.

     12.1.1  Truth of Representations and Warranties of the Vendors
             ------------------------------------------------------

             The representations and warranties of each of the Vendors contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement (including, without limitation, the representations and warranties set forth in Article 6) shall be true and correct on the date hereof and at the Time of Closing with the same force and effect as if such representations and warranties had been made on and as of each of such times. Each of the Vendors shall deliver to the Purchaser at the Time of Closing certificates, affidavits, statutory declarations or other evidence to that effect and to the effect that as of the Closing Date each of the conditions set forth in this Article 12 has been complied with. Notwithstanding the foregoing, the receipt of such certificates, affidavits, statutory declarations or other evidence and the completion of the transactions herein contemplated shall not constitute a waiver of any of such representations and warranties, each of which shall survive the Closing and remain in full force and effect for the benefit of the Purchaser as provided in Section 9.1.

     12.1.2  Performance of Covenants etc. by the Vendors
             --------------------------------------------

             Each of the Vendors shall have performed all obligations, covenants and agreements contained in this Agreement to be performed by them at or prior to the Time of Closing, including, without limitation, the covenants set forth in Article 10.

     12.1.3  Acceptance of Offer
             -------------------

             The Offers shall have been accepted in accordance with their terms, by (i) holders of Common Shares holding not less than all of the number of Common Shares outstanding on the Closing Date (when aggregated with the number of Common Shares to be sold to the Purchaser by the Vendors pursuant to this Agreement), and (ii) holders of Vested Options holding not less than all of the Vested Options outstanding on the Closing Date (when aggregated with the Vested Options held by the Vendors who exercise such Options and sell the underlying Common Shares pursuant to this Agreement) and such holders shall have delivered the appropriately executed share certificates to evidence the ownership of all shares and letters of acceptance and any other documentation required to evidence the ownership and effect the transfer of the Common Shares. All the Vendors and the Employee Shareholders shall have accepted either Option 2 or Option 4 as described in Section 3.1 hereof.

     12.1.4  Continuance and Amalgamation Under the Laws of Nova Scotia
             ----------------------------------------------------------

             The Corporation shall have been continued under the Nova Scotia Companies Act and then amalgamated to form an unlimited liability company under the Nova Scotia Companies Act, the form and content of all required actions in such respect having been approved by the Purchaser.

     12.1.5  Legal Opinion
             -------------

             A legal opinion of the Vendors' solicitors dated the Closing Date and being substantially in the form annexed hereto as Exhibit E shall have been received by the Purchaser at the Time of Closing. In rendering such opinion, counsel may rely as to the laws of jurisdictions other than the Province of Ontario upon the opinions of counsel qualified to practice in such jurisdictions satisfactory to the Purchaser and as to matters of fact upon certificates of officers of the Corporation and of public officials and others, provided that copies of all such opinions and certificates so relied on shall be furnished to the Purchaser at the Time of Closing.

     12.1.6  No Adverse Change
             -----------------

             Between the date hereof and the Time of Closing:

                  (i) no substantial damage by fire or other hazard to the property or assets of the Corporation shall have occurred;

                  (ii) no Legal Proceeding shall have been commenced or shall be pending or threatened against the Corporation at law or in equity or before or by any Tribunal; and

                  (iii) no material adverse change in the Business, assets, personnel, operations, affairs, prospects or condition (financial or otherwise) of the Corporation shall have occurred;

              which, in the case of any such occurrence, in the reasonable opinion of the Purchaser, would have a material adverse effect on the Corporation or on the Business.

     12.1.7   Consents, etc.
              --------------

              There shall have been obtained from all appropriate Persons, as referred to in Sections 6.1.24, 6.1.32 and 6.1.36, such consents, approvals, permits and acknowledgements as may be required in connection with the completion of the transactions herein contemplated.

     12.1.8   No Action Taken Restricting Sale
              --------------------------------

              No Legal Proceeding shall have been commenced or shall be pending or threatened against any of the Vendors at law or in equity or before or by any Tribunal which would affect the title of either of the Vendors to the Purchased Shares owned by such Vendor or would enjoin, restrict or prohibit or would have the effect of preventing the completion of the transactions herein contemplated, including the sale and purchase of the Purchased Shares in accordance with the terms of this Agreement or which might adversely affect the ability of any of the Vendors to enter into this Agreement or to perform their respective obligations hereunder.

     12.1.9   Form of Documents
              -----------------

              The form and substance of all opinions, agreements, certificates, affidavits, statutory declarations, instruments of transfer and other documentation prepared pursuant to this Agreement to implement the transactions herein contemplated shall be satisfactory in all respects to counsel for the Purchaser.

     12.1.10  Employment Agreements
              ---------------------

              Employment agreements substantially in form and substance as attached as Exhibit C1 shall have been entered into by the Key Employees who are also Vendors prior to Closing. Employment agreements substantially in form and substance as attached as Exhibit C2 shall have been entered into by the Key Employees who are not Vendors prior to Closing.

     12.1.11 Invention Agreements
             --------------------

             All employees of the Corporation shall have executed and delivered standard E-TEK confidentiality and invention assignment agreements.

     12.1.12 Options
             -------

             All holders of Vested Options shall have exercised such options prior to Closing and all holders of Unvested Options shall have agreed to the cancellation of such options on or prior to the Closing.

     12.1.13 Intellectual Property Waivers
             -----------------------------

             Each of the Key Employees and Ray Measures shall have delivered at the Time of Closing an irrevocable waiver of any right to receive royalties from the Corporation with respect to any Owned I.P. or Licensed I.P., including the inventions described in Section 6.1.36(m), any other agreement to the contrary notwithstanding.

     12.1.14 Due Diligence
             -------------

             The Purchaser shall be satisfied acting reasonably, with all due diligence disclosures which were not made available for effective review prior to the signing of this Agreement.

12.2 Non-Fulfilment of Conditions etc. for the Benefit of the Purchaser
     ------------------------------------------------------------------

     In the event that any condition, obligation, covenant or agreement of any of the Vendors to be fulfilled and/or performed hereunder at or prior to the Time of Closing, including, without limitation, the conditions set forth in this
Article 12, shall not be fulfilled and/or performed at or prior to the Time of Closing, the Purchaser may terminate this Agreement by notice to each of the Vendors and in such event the Purchaser shall be released from all obligations hereunder except for obligations under the Letter referred to in Section 16.7 and, unless the Purchaser can show that the one or more conditions, obligations, covenants or agreements for the non-fulfilment or non-performance of which the Purchaser has terminated this Agreement is or are reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Vendors, then each of the Vendors shall also be released from all obligations hereunder except for obligations under the Letter referred to in Section 16.7; provided, however, that any of the said conditions, obligations, covenants or agreements may be waived in whole or in part by the Purchaser without prejudice to the Purchaser's right of rescission in the event of the non-fulfilment and/or non-performance of any other condition, obligation, covenant or agreement, any such waiver to be binding on the Purchaser only if the same is in writing.

                                  Article 13
                                  ----------
                        VENDORS' CONDITIONS OF CLOSING
                        ------------------------------

13.1 Conditions for the Benefit of the Vendors
     -----------------------------------------

     The transactions herein contemplated, including the sale and purchase of the Purchased Shares in accordance with the terms of this Agreement, are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Vendors. Each of such conditions is to be fulfilled and/or performed at or prior to the Time of Closing. The Purchaser covenants and agrees to use its best efforts to cause each of such conditions to be fulfilled and/or performed at or prior to the Time of Closing.

     13.1.1  Truth of Representations and Warranties of the Purchaser and E-TEK
             ------------------------------------------------------------------

             The representations and warranties of the Purchaser and E-TEK contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration, agreement or other document delivered or given pursuant to this Agreement (including, without limitation, the representations and warranties set forth in Articles 7 and 8) shall be true and correct on the date hereof and at the Time of Closing with the same force and effect as if such representations and warranties had been made on and as of each of such times. The Purchaser and E-TEK shall deliver to each of the Vendors at the Time of Closing certificates, affidavits, statutory declarations or other evidence to that effect and to the effect that as of the Closing Date each of the conditions set forth in this Article 13 has been complied with. Notwithstanding the foregoing, the receipt of such certificates, affidavits, statutory declarations or other evidence and the completion of the transactions herein contemplated shall not constitute a waiver of any of such representations and warranties, each of which shall survive the Closing and remain in full force and effect for the benefit of each of the Vendors as provided in Section 9.2.

     13.1.2  Performance of Covenants etc. by the Purchaser
             ----------------------------------------------

             The Purchaser shall have performed all obligations, covenants and agreements contained in this Agreement to be performed by it at or prior to the Time of Closing, including, without limitation, the covenants set forth in Article 11.

     13.1.3  No Litigation
             -------------

             No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the proposed acquisition of the Corporation, or limiting or restricting E-TEK's conduct or operation of the Business of the Corporation (or its own business) following the transaction shall be in effect, nor shall any proceeding brought by an administrative agency or commission or any other Government Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against E-TEK, the Purchaser or the

             Corporation, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of E-TEK and its subsidiaries taken as a whole.

     13.1.4  No Material Adverse Change
             --------------------------

             There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of E-TEK and its subsidiaries, taken as a whole, since May 10, 1999.

     13.1.5  Consents and Approvals
             ----------------------

             All necessary consents of, and filings with, any Government Authority or agency or third party relating to the consummation by E-TEK and the Purchaser of the transactions contemplated herein, shall have been obtained and made. No action by any Government Authority or entity challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     13.1.6  Employment Agreements
             ---------------------

             E-TEK shall have afforded each of the Vendors and the Key Employees an opportunity to enter into an employment agreement with E-TEK in a form reasonably satisfactory to E-TEK, as set forth in Exhibits C1 and C2.

     13.1.7  Corporate Resolutions
             ---------------------

             The Vendors shall have received copies of the resolutions of the Board of Directors of E-TEK and the Purchaser approving the transactions contemplated herein, certified by an appropriate corporate officer of such companies.

     13.1.8  Registration Rights Agreement
             -----------------------------

             The Registration Rights Agreement shall have been executed by E-
             TEK.

     13.1.9  Legal Opinion
             -------------

             Legal opinions of the solicitors for the Purchaser and E-TEK dated the Closing Date and being substantially in the forms annexed hereto as Exhibit F shall have been received by the Purchaser at the Time of Closing. In rendering such opinion, counsel may rely as to the laws of jurisdictions other than the Province of Ontario upon the opinions of counsel qualified to practice in such jurisdictions satisfactory to the Vendors and as to matters of fact upon certificates of officers of the Corporation and of public officials and others, provided that copies of all such opinions and certificates so relied on shall be furnished to the Vendor at the Time of Closing.

     13.1.10 New Options
             -----------

             New Options shall have been granted to employees of the Corporation as set forth in Schedule 3.

13.2 Non-Fulfilment of Conditions etc. for the Benefit of the Vendors
     ----------------------------------------------------------------

     In the event that any condition, obligation, covenant or agreement of the Purchaser or E-TEK to be fulfilled and/or performed hereunder at or prior to the Time of Closing, including, without limitation, the conditions set forth in this
Article 13, shall not be fulfilled and/or performed at or prior to the Time of Closing, any of the Vendors may terminate this Agreement by notice to the Purchaser and E-TEK and in such event each of the Vendors shall be released from all obligations hereunder (except for obligations under the Letter referred to in Section 16.7) and, unless the Vendors can show that the one or more conditions, obligations, covenants or agreements for the non-fulfilment or non-performance of which any or all of the Vendors have terminated this Agreement is or are reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Purchaser or E-TEK, then the Purchaser and E-TEK shall also be released from all obligations hereunder except those set forth in the Letter referred to in Section 16.7; provided, however, that any of the said conditions, obligations, covenants or agreement may be waived in whole or in part by either of the Vendors without prejudice to their respective rights of rescission in the event of the non-fulfilment and/or non-performance of any other condition, obligation, covenant or agreement, any such waiver to be binding upon the Vendors only if the same is in writing.


                                  Article 14
                                  ----------
                             CLOSING ARRANGEMENTS
                             --------------------

14.1 Date, Time and Place of Closing
     -------------------------------

     The Closing shall take place at the Time of Closing on the Closing Date at the offices of Fraser Milner at Toronto or at such other time, on such other date and/or at such other place as may be agreed upon by the parties hereto.

14.2 Closing Arrangements
     --------------------

     At the Time of Closing and subject to the fulfilment of all the terms and conditions set forth in this Agreement which have not been waived in writing by the parties hereto, respectively:

     14.2.1  Purchase and Sale of Purchased Shares
             -------------------------------------

             Each of the Vendors shall sell to the Purchaser the Purchased Shares owned by it and the Purchaser shall purchase the Purchased Shares from the Vendors and pay and satisfy the Purchase Price, all as hereinafter provided.

     14.2.2  Delivery of Share Certificates
             ------------------------------

             Each of the Vendors shall deliver or cause to be delivered to the Purchaser certificates representing the Purchased Shares owned by it duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers in blank with all security, transfer and other similar Taxes, if any, paid.

     14.2.3  Payment of Purchase Price
             -------------------------

             Upon the fulfilment of the foregoing provisions of this Article 12 and subject to all the other terms and conditions contained in this Agreement being complied with and to the transfer of the Purchased Shares into the name of the Purchaser and/or its nominees being duly and validly recorded on the books of the Corporation, the Purchaser shall issue the Class A Shares and deposit the Escrow Funds in the manner specified in Article 4.

     14.2.4  Default by One Vendor
             ---------------------

             In the event that any of the Vendors fails or refuses to deliver to the Purchaser at the Time of Closing any of the Purchased Shares to be sold by it hereunder or defaults in the fulfilment of any of its obligations, covenants or agreements contained in this Agreement, including this Section 14.2.4, such failure, refusal or default shall not relieve any of the other Vendors of their obligations, covenants or agreements contained in this Agreement, including this Section, and the Purchaser, at its option and without prejudice to its rights against such defaulting Vendor (including its rights to all applicable legal and/or equitable remedies), may either purchase the remaining Purchased Shares which it is entitled to purchase hereunder from the other Vendors, or refuse to purchase any of the Purchased Shares and thereby terminate all of its obligations hereunder except those referred to in Section 16.7.


                                  Article 15
                                  ----------
                                INDEMNIFICATION
                                ---------------

15.1 Indemnification by the Vendors
     ------------------------------

             (a) Subject to this Article 15, in the event that the transactions herein contemplated are completed at the Closing, each of the Vendors agrees to severally indemnify and hold the Purchaser, E-TEK and the Corporation harmless from and against any loss, damage, Legal Proceeding, deficiency or expense, including all out-of-pocket costs, and including, without limitation, all reasonable legal and accounting fees, relating to, arising from or in connection with any misrepresentation or breach of any warranty, obligation, covenant or agreement of any of the Vendors contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement.

             (b) The obligation of each of the Vendors to indemnify the Purchaser as set forth in paragraph above shall be subject the following limitations:

              (i) in respect of any breach of any representation or warranty of the Vendors, be subject to the limitation periods provided in section 9.1, after which time if no claims have been made against a Selling Shareholder with respect to a breach of any representation or warranty, that Selling Shareholder shall have no further liability hereunder with respect to the representation or warranty;

              (ii) not be applicable to indemnify the Purchaser until the aggregate of all Claims sustained by the Purchase exceeds a base of $50,000 whereupon the full amount of such Claims (including such initial $50,000) shall be recoverable; and

              (iii) be limited to the Selling Shareholder's proportionate percentage of the Escrow Fund from time to time as set forth in Schedule 1.

15.2  Indemnification by the Purchaser and E-TEK
      ------------------------------------------

         (a) Subject to this Article 15, in the event that the transactions herein contemplated are completed at the Closing, the Purchaser and E-TEK jointly and severally agree to indemnify and hold each of the Vendors harmless against any loss, damage, Legal Proceeding, deficiency or expense, including all out-of-pocket costs, and including, without limitation, all reasonable legal and accounting fees, relating to, arising from or in connection with any misrepresentation or breach of any warranty, obligation, covenant or agreement of the Purchaser or E-TEK contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement.

         (b) The obligation of the Purchaser and E-TEK to indemnify the Vendors as set forth in paragraph above shall be subject to the following limitations:

              (i) in respect of any breach of any representation or warranty of the Purchase or E-TEK, be subject to the limitation periods provided in section 9.2, after which time if no claims have been made against the Purchaser or E-TEK with respect to a breach of a representation or warranty, the Purchaser and E-TEK shall have no further liability hereunder with respect to the representation or warranty; and,

              (ii) not be applicable to indemnify the Selling Shareholders until the aggregate of all Claims sustained by the Selling Shareholders, taken as a whole, exceeds a base of $50,000 whereupon the full amount of such Claims (including such initial $50,000) shall be recoverable.

15.3 Procedure for Indemnification
     -----------------------------

     (a)  A party claiming indemnification under Sections 15.1 or 15.2
          (in this Article an "Indemnitee") shall give notice to the party or parties against which or against whom indemnification is claimed (in this Article an "Indemnitor") with reasonable promptness upon becoming aware of the claim or other facts upon which a claim for indemnification will be based (a "Claim"). The notice shall set forth such information and be accompanied by such documentation with respect thereto as is then reasonably available to the Indemnitee.

     (b) To the extent that such information and documentation is in the possession of the Corporation, the Purchaser shall forthwith cause the Corporation to deliver such information and documentation to the Indemnitor. The Purchaser shall take all necessary action to preserve the rights of the Corporation to object to and defend any such claim.

     (c) Subject to the provisions of Subsection 15.3(d) below, the Indemnitor shall have the right, exercisable by notice to the Indemnitee, given within 20 days following receipt of the aforesaid notice from the Indemnitee, to undertake and assume control of the defence of any such claim asserted by a third party (in this Article a "Third Party Claim"), including the right of compromise or settlement thereof, and the Indemnitee shall co-operate in such defence and make available all information and documentation requested by the Indemnitor with respect thereto; provided, however, that:

          (i) the Indemnitor shall first deliver to the Indemnitee written acceptance of liability for indemnification with respect to any such Third Party Claim and written consent to be joined as a party to any Legal Proceeding relating thereto; and

          (ii) the undertaking and assumption of control of the defence, compromise and/or settlement of any such Third Party Claim shall, by its terms, be without expense, cost or other liability to the Indemnitee;

          and provided further that the right of the Vendors to contest any assessment or reassessment for Tax shall only apply after the payment of the amount of any such assessment or reassessment or by providing security for the same. The payment of any such assessment or reassessment by the Vendors on behalf of the Corporation shall be repaid to the Vendors if and when repaid to the Corporation by the relevant taxing authority.

     (d) If the Purchaser is the Indemnitee and the Third Party Claim is that of a major client or supplier of the Corporation with respect to the business conducted by the Corporation, and the Purchaser determines, in its sole discretion, which determination shall be made within 10 Business Days after receiving the particulars of such Third Party Claim, that as a result of the nature of a Third Party Claim it is essential to the strategic operation and direction of the business of the Corporation, the Purchaser or its Affiliates that the Purchaser assume control of the negotiation and defence of such a Third Party Claim, the Purchaser shall promptly notify the Indemnitor, and the Indemnitor agrees, that in such circumstances:

          (i) the Indemnitor shall not assume or it shall give up control of the negotiation or defence of the Third Party Claim; and

          (ii) the Indemnitor shall reimburse the Indemnitee for its out-of-pocket expenses, including the fees and disbursements of its counsel, relating to the negotiation or defence of the Third Party Claim.

     (e) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall diligently proceed with the defence, compromise or settlement of such Third Party Claim at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the Indemnitee; and in connection therewith, the Indemnitee shall co-operate fully with, but at the expense of, the Indemnitor, to make available to the Indemnitor all pertinent information, documentation and witnesses under the Indemnitee's control and to make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary or desirable to enable the Indemnitor to conduct such defence.

     (f) Following the lapse of all rights of appeal or the acknowledgement of the Indemnitor that it will not appeal, the final determination of any such Third Party Claim, including all related expenses, costs and other liabilities, shall be binding and conclusive upon the parties hereto as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

     (g) In the event that the Indemnitor fails to give notice to the Indemnitee as provided in subsection 15.3(a) above, the Indemnitee shall be entitled to take such steps in connection with the compromise, settlement or defence of such Third Party Claim as in its sole discretion may appear advisable and, subject to the right of the Indemnitor to deny that the Third Party Claim is a matter in respect of which the Indemnitor has agreed to indemnify the Indemnitee pursuant to this Agreement, such settlement or any final determination of the Third Party Claim shall be binding upon the Indemnitee.

15.4 Subsequent Recovery
     -------------------

     In the event that the Indemnitee subsequently recovers all or part of a Third Party Claim from any other Person legally obligated to pay the same, the Indemnitee shall forthwith repay to the Indemnitor the amounts so recovered up to an amount not exceeding the amount theretofore paid by the Indemnitor by way of indemnity together with interest thereon from the date of such recovery to the date of payment calculated at the prime commercial rate charged from time to time for Canadian dollar loans by the Bank of Nova Scotia at Toronto, Ontario.

15.5 Details of Claims
     -----------------

     No claim for indemnity hereunder shall be valid unless and until written notice providing reasonable details of the reasons supporting the claim, including such information and documentation with respect thereto as is then reasonably available to the Indemnitee, is given by the Indemnitee to the Indemnitor at or prior to the expiration of the applicable limitation periods herein provided for.

15.6 Mitigation
     ----------

         (a) Without prejudice to Purchaser's rights of recovery against the Vendors hereunder, where any claim hereunder relates to any matter which is in whole or in part insured by any insurance policy in respect of the Corporation, the Purchaser shall take all necessary steps to ensure that such claim is also made against the relevant insurance company and pursued with all reasonable expedition.

         (b) The liability of the Vendors hereunder shall be reduced by the amount of any recoveries which have been actually received or obtained by the Corporation or the Purchaser from any third party responsible or partly responsible for the act, matter or circumstances giving rise to such breach or claim or from any insurance policy covering such third party claim. If any recovery is made after the Vendors have made full payment to the Purchaser in full satisfaction of any such liability or claim, the Purchaser shall refund or procure that there is refunded to the Vendors the lesser of:

              (i)     the amount of such payment by the Vendors; and

              (ii)    the amount of such recovery.

         Without prejudice to the Purchaser's rights of recovery against the Vendors, where the Corporation has a claim or potential claim against a third party in respect of the matter which is the subject of indemnification hereunder, the Purchaser shall cause the Corporation to use reasonable efforts to effect the recovery or reimbursement.

15.7 Selling Shareholders' Representatives
     -------------------------------------

     Each of the Selling Shareholders shall enter in the Selling Shareholders' Representatives Agreement in the form attached hereto as Exhibit G with the Selling Shareholders' Representatives.


                                  Article 16
                                  ----------
                                 MISCELLANEOUS
                                 -------------

16.1 Further Assurances
     ------------------

     Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Time of Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions herein contemplated.

16.2 Announcements
     -------------

     Except to the extent required by law or by any Tribunal each of the parties hereto agrees that no disclosure or public announcement with respect to this Agreement or the transactions herein contemplated shall be made by any party hereto without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld (provided, however, E-TEK may without the consent of any other party publicly announce the execution of this Agreement, and/or the consummation of the transactions contemplated therein, if in its reasonable discretion such announcement is necessary or advisable under the U.S. federal securities laws or the rules of the Nasdaq National Market). This Section 16.2 shall apply to the employees of each party.

16.3 Notices
     -------

     (a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, mailed or transmitted by fax or other form of recorded communication tested prior to transmission to such party, as follows:

          (i)     in the case of Shemiran or Dr. Alavie, at

                  [Home address redacted]

          (ii)    in the case of Dr. Maaskant, at

                  [Home address redacted]

          (iii) with an additional copy (which shall not in itself constitute notice hereunder) to:

                  Wright & Associates
                  Barristers, Solicitors, Notaries
                  195 The West Mall
                  Suite 314
                  Toronto, Ontario
                  M9C 5K1

                  Attention: Patricia E. Wright
                  Telephone: (416) 620-7905
                  Facsimile: (416) 622-5690


          (iv)    in the case of the Purchaser or E-TEK, at

                  1865 Lundy Avenue
                  San Jose, California
                  95131

                  Attention: General Counsel
                  Telephone: (408) 546-4727
                  Facsimile: (408) 273-6342

          (v) with an additional copy (which shall not in itself constitute notice hereunder) to each of:

                  Fraser Milner
                  180 Elgin Street
                  Suite 1200
                  Ottawa, Ontario
                  K2P 2K7

                  Attention: T.A. Houston
                  Telephone: (613)783-9611
                  Facsimile: (613) 783-9690

                  - and -

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California
                  94303

                  Attention:  Aaron Alter
                  Telephone: (650) 493-9300
                  Facsimile: (650) 496-4086

          (b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; if mailed, shall be deemed to have been given and received on the fifth day after it was mailed, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; and if transmitted by fax or other form of recorded communication, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

          (c) Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

16.4 Time of the Essence
     -------------------

     Time shall be of the essence of this Agreement.

16.5 Costs and Expenses
     ------------------

     All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions herein contemplated shall be paid by the party incurring such costs and expenses provided that, to a maximum amount of Cdn. $200,000, the Purchaser agrees to reimburse the Vendors for legal expenses incurred by the Vendors in connection with this Agreement and the transactions herein contemplated.

16.6 Applicable Law
     --------------

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of such Province.

16.7 Entire Agreement
     ----------------

     This Agreement, together with the non-disclosure agreement dated March 24, 1999, as amended May 6, 1999 (the "Letter"), constitutes the entire agreement between the parties hereto with respect to the transactions herein contemplated and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto with respect thereto except as specifically provided or contemplated in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement, the Letter or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

16.8  Effect of Closing
      -----------------

      Any provision of this Agreement which is capable of being performed after but which has not been performed at or prior to the Time of Closing and all obligations, covenants and agreements contained in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including, without limitation, the indemnities herein provided for, shall remain in full force and effect notwithstanding the Closing, subject to the limitation periods referred to in Sections 9.1 and 9.2.

16.9  Counterparts and Facsimile
      --------------------------

      This Agreement may be executed in two or more counterparts or by facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

16.10 Assignment
      ----------

      This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.

16.11 Parties in Interest
      -------------------

      This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, administrators and permitted assigns.

16.12 Third Parties
      -------------

      Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective heirs, executors, successors, administrators and permitted assigns, any rights or remedies under or by reason of this Agreement.

16.13 English Language
      ----------------

      The parties confirm that it is their wish that this Agreement and any other documents delivered or given pursuant to this Agreement, including notices, have been and shall be in the English language only. Les parties aux presents confirment leur volonte que cette convention de meme tous les documents, y compris tous avis, s'y rattachant, soient rediges en anglais seulement.

16.14 Facsimile Signature
      -------------------

      This Agreement may be executed by facsimile signatures and the delivery by facsimile of signed copies of the Agreement shall constitute and be deemed to be delivery of the original signatures of the parties. The parties agree to exchange executed originals in due course.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

SIGNED, SEALED AND DELIVERED )
in the presence of           )
                             )
_________________________    )       ___________________________l/s
Witness:                     )       A. Tino Alavie Name:
                             )
                             )
_________________________    )       ___________________________l/s
Witness:                     )       Robert Maaskant
Name:                        )




                             SHEMIRAN HOLDINGS INC.

                             By: _______________________________
                                 Name:
                                 Title:
                             I have the authority to bind the corporation.

                             LUNDY TECHNOLOGY CO.

                             By: _______________________________
                                 Name:
                                 Title:
                             I have the authority to bind the corporation.

                             E-TEK DYNAMICS, INC.

                             By: _______________________________
                                 Name:
                                 Title:
                             I have the authority to bind the corporation.

                             ELECTROPHOTONICS CORPORATION

                             By: _______________________________
                                 Name:
                                 Title:
                             I have the authority to bind the corporation.